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                                                                       Exhibit 2

                          STOCK ACQUISITION AGREEMENT


     This Stock Acquisition Agreement (this "Agreement") dated as of February 9, 1999, is by and among Litronic Inc., a Delaware corporation ("Parent"), Litronic Industries, Inc., a California corporation ("Litronic"), Pulsar Data Systems, Inc., a Delaware corporation ("Pulsar"), William W. Davis, Sr. and Lillian A. Davis (collectively the "Pulsar Stockholders"), and Kris Shah and Geraldine M. Shah, as Trustees of the Kris Shah and Geraldine M. Shah Living Trust dated October 9, 1997, Ramesh R. Shah and Patricia L. Shah, as Trustees of the Ramesh
R. Shah and Patricia L. Shah Living Trust dated March 22, 1982 as amended on October 14, 1997, Dilip R. Shah and Shila D. Shah, as Trustees of the Shah Living Trust dated November 14, 1995, Kris Shah as Trustee of the Leena Shah Trust dated October 16, 1997 and Kris Shah, as Trustee of the Chandra L. Shah Trust dated October 9, 1997 (each of the foregoing trustees in their capacity as trustee, the same constituting all of the stockholders of Litronic, being collectively referred to as the "Litronic Stockholders").

     Pursuant to a Reorganization Agreement dated the date hereof by and among Parent, Litronic and the Litronic Stockholders, at the Reorganization Closing (as defined below), the Litronic Stockholders will exchange all of their Litronic Shares (as defined below) for shares of Parent common stock, as a result of which Litronic will become a wholly owned subsidiary of Parent (the "Reorganization"). Pursuant to this Agreement, at the Acquisition Closing (as defined below), the Pulsar Stockholders will exchange all of their Pulsar Shares for shares of Parent common stock, as a result of which Pulsar will become a wholly owned subsidiary of Parent (the "Acquisition").

     The Boards of Directors of Parent, Litronic and Pulsar (collectively, the "Companies") have determined that the Reorganization and Acquisition, as applicable, are in the best interests of their respective stockholders and the Reorganization and the Acquisition, as applicable, have been approved by the Companies and their respective stockholders.

     Accordingly, the parties hereto, in consideration of the mutual representations, warranties and covenants contained herein, agree as follows:

                            1. CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the respective meanings set forth below:

     1.1  "Acquisition" has the meaning given to it in the preamble.

     1.2 "Acquisition Closing" means the closing of the Acquisition as described in Section 2.1.

     1.3  "Acquisition Proposal" has the meaning given to it in Section 8.2

     1.4  "Affiliate" has the meaning given to it in Section 3.12(a).
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     1.5  "Amended Charter" means the Amended and Restated Certificate of
Incorporation of Parent substantially in the form of Exhibit 1.3.

     1.6 "Assumed Options" means options issued by Litronic under the Litronic Industries, Inc. 1998 Stock Option Plan and assumed by Parent at the Reorganization Closing in accordance with the terms of the Reorganization Agreement.

     1.7 "Average Closing Price" means the average of the closing prices of a share of Parent Common Stock on each trading day during the stated period, as recorded on Nasdaq or on such other exchange or market as is then the principal exchange or market on which Parent Common Stock is traded.

     1.8  "Balance Sheet Date" means December 31, 1997.

     1.9 "best knowledge", "have knowledge of", "have no knowledge of", "do not know of" or "to the knowledge of" and similar phrases means (i) in the case of a natural person, the particular fact was known, or not known, as the context requires, to such person after diligent investigation and reasonable inquiry by such person, and (ii) in the case of an entity, the particular fact was known, or not known, as the context requires, to any stockholder, member of the board of directors or executive officer of such entity after diligent investigation and reasonable inquiry.

     1.10 "Claim Date" has the meaning given to it in Section 10.2(b)(ii).

     1.11 "Code" means the Internal Revenue Code of 1986, as amended to date.

     1.12 "Commission" means the Securities and Exchange Commission.

     1.13 "Confidential Information" has the meaning given to it in Section 8.3(c).

     1.14 "Cut-off Date" has the meaning given to it in Section 10.2(a).

     1.15 "Damages" has the meaning given to it in Section 10.1(a)(i).

     1.16 "Employment Contracts" means the employment agreements in the forms attached hereto as Exhibit 8.12.

     1.17 "Environmental Laws" has the meaning given to it in Section 3.23.

     1.18 "Equitable Principles" has the meaning given to it in Section 3.2.

     1.19 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.20 "ERISA affiliate" has the meaning given to it in Section 3.20(j).

     1.21 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

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     1.22 "Exchange Ratio" has the meaning given to it in Section 2.1.

     1.23 "Export Control Laws" has the meaning given to it in Section 3.32(a).

     1.24 "Financial Advisor" means Bluestone Capital Partners L.P.

     1.25 "Financial Statements" means with respect to Litronic, the financial statements of Litronic delivered to Pulsar as described in Section 3.5; and with respect to Pulsar means the financial statements of Pulsar delivered to Litronic as described in Section 5.6.

     1.26 "Fraction" means that fraction which has one as its numerator and which has, as its denominator, the number of Pulsar Shares outstanding immediately prior to the Acquisition Closing.

     1.27 "GAAP" has the meaning given to it in Section 3.5(a).

     1.28 "Government" has the meaning given to it in Section 3.33(a).

     1.29 "Government Contracts" has the meaning given to it in Section 3.33(a).

     1.30 "Hazardous Material" has the meaning given to it in Section 3.23.

     1.31 "Indemnified Party" has the meaning given to it in Section
10.1(a)(iv).

     1.32 "Investigating Party" has the meaning given to it in Section 8.3(a).

     1.33 "IPO" means the initial underwritten public offering of shares of Parent Common Stock at not less than the Pre-IPO Valuation and generating at least $30 million in gross proceeds to Parent.

     1.34 "IPO Price" means the price at which shares of Parent Common Stock are sold to the public in the IPO.

     1.35 "IRS" has the meaning given to it in Section 3.15(a).

     1.36 "ISO" has the meaning given to it in Section 2.5.

     1.37 "Liens" has the meaning given to it in Section 3.2.

     1.38 "Litronic Balance Sheet" means the balance sheet of Litronic as of December 31, 1997 included in Litronic's Financial Statements.

     1.39 "Litronic Consultant" has the meaning given to it in Section 3.21.

     1.40 "Litronic Disclosure Schedule" means the Disclosure Schedule prepared by Parent and attached hereto and incorporated herein by this reference.

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     1.41 "Litronic  Disclosure Supplement" has the meaning given to it in
Section 8.7.

     1.42 "Litronic Employees" has the meaning given to it in Section 3.21.

     1.43 "Litronic Guarantees" has the meaning given to it in Section 3.6.

     1.44 "Litronic Indemnified Party" has the meaning given to it in Section 9.1(a)(iii).

     1.45 "Litronic Indemnifying Party" has the meaning given to it in Section 9.2.

     1.46 "Litronic Option" means an option to purchase Litronic Shares, whether or not vested or exercisable as of the applicable time as set forth in the Litronic Disclosure Schedule.

     1.47 "Litronic Pension Plan" has the meaning given to it in Section
3.20(c).

     1.48 "Litronic Plans" has the meaning given to it in Section 3.13.

     1.49 "Litronic Proprietary Information" has the meaning given to it in
Section 3.11(a).

     1.50 "Litronic Share" means a share of the Common Stock, no par value, of Litronic, and "Litronic Shares" means all such shares.

     1.51 "Litronic Stockholders" has the meaning given to it in the recitals.

     1.52 "Litronic Systems" has the meaning given to it in Section 3.11(c).

     1.53 "Litronic Welfare Plan" has the meaning given to it in Section
3.20(d).

     1.54 "material" means, with respect to any entity or group of entities, any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets, liabilities, business, operations, or results of operations of such entity or group of entities, and the term "material" shall be construed accordingly.

     1.55 "Material Adverse Effect" means, with respect to any entity or group of entities, any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations of such entity and its subsidiaries, taken as a whole.

     1.56 "Material Litronic Contracts" has the meaning given to it in Section 3.13.

     1.57 "Material Pulsar Contracts" has the meaning given to it in Section
5.14.

     1.58 "Notifying Party" has the meaning given it in Section 8.7.

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     1.59 "ordinary course of business" means the usual and customary way in which Pulsar or Litronic have done business in the past.

     1.60 "Parent Common Stock" means the shares of common stock, par value $.01 per share, of Parent.

     1.61 "Permits" has the meaning given to it in Section 3.22.

     1.62 "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

     1.63 "Pre-IPO Valuation" means a valuation for Parent after and taking into account the Reorganization and the Acquisition based on a total market capitalization of Parent following the Reorganization and the Acquisition (assuming no exercise of the Assumed Options), but not including the IPO, of not less than $60,406,310 (assuming gross IPO proceeds of $30 million), as adjusted pursuant to Section 2.2.

     1.64 "Prospectus" means the prospectus relating to the IPO first filed with the Commission pursuant to Rule 424(b) and Rule 430A of the rules and regulations of the Commission under the Securities Act or (if no such filing is required) as included in the Registration Statement and, if any supplement or amendment to such prospectus after the date the Registration Statement becomes effective under the Securities Act, such prospectus as so supplemented or amended from and after the filing with the Commission of such supplement or the effectiveness of such amendment.

     1.65 "Pulsar Balance Sheet" means the balance sheet of Pulsar as of December 31, 1997 included in Pulsar's Financial Statements.

     1.66 "Pulsar Share" means a share of Common Stock, no par value, of Pulsar, and "Pulsar Shares" means all such shares.

     1.67 "Pulsar Consultants" has the meaning given to it in Section 5.22.

     1.68 "Pulsar Disclosure Schedule" means the Disclosure Schedule prepared by Pulsar and attached hereto and incorporated herein by this reference.

     1.69 "Pulsar Disclosure Supplement" has the meaning given to it in Section 8.7.

     1.70 "Pulsar Employees" has the meaning given to it in Section 5.22.

     1.71 "Pulsar Guarantees" has the meaning given to it in Section 5.7.

     1.72 "Pulsar Indemnified Party" has the meaning given to it in Section
10.1.

     1.73 "Pulsar Indemnifying Party" has the meaning given to it in Section
10.2.

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     1.74 "Pulsar Pension Plans" has the meaning given to it in Section 5.21.

     1.75 "Pulsar Plans" has the meaning given to it in Section 5.14.

     1.76 "Pulsar Proprietary Information" has the meaning given to it in
Section 5.12(a).

     1.77 "Pulsar Stockholders" means William W. Davis, Sr. and Lillian A.
Davis.

     1.78 "Pulsar Systems" has the meaning given to it in Section 5.12(c).

     1.79 "Pulsar Welfare Plans" has the meaning given to it in Section 5.21.

     1.80 "Registration Rights Agreement" means a registration rights agreement in the form attached hereto as Exhibit 1.80.

     1.81 "Registration Statement" means the registration statement on Form S-1, including the related preliminary prospectus, to be filed with the Commission in connection with the IPO, including all Exhibits and financial statements, in the form in which it becomes effective under the Securities Act and, if any amendment thereto after the effective date of any such registration statement, such registration statement as so amended from and after the effectiveness of such amendment.

     1.82 "Reorganization" has the meaning given to it in the preamble.

     1.83 "Reorganization Agreement" has the meaning given to it in the preamble.

     1.84 "Reorganization Closing" means the closing of the Reorganization in accordance with the terms of the Reorganization Agreement.

     1.85 "Representatives" has the meaning given to it in Section 8.3(c).

     1.86 "Securities Act" means the Securities Act of 1933, as amended.

     1.87 "Taxes" has the meaning given to it in Section 3.15(m).

     1.88 "Tax Returns" has the meaning given to it in Section 3.15(m).

     1.89 "Third Party Claim" has the meaning given to it in Section 9.3.

     1.90 "Underwriter" means, collectively, the managing underwriters of the IPO.

     1.91 "Year 2000 Compliant" has the meaning given to it in Section 3.34.

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                              2.  THE ACQUISITION

      2.1     The Acquisition .  At the Acquisition Closing, which shall be
              ----------------
immediately prior to the IPO, upon the terms and subject to the conditions hereof, each of the Pulsar Stockholders hereby agrees to deliver, and Parent agrees to accept delivery of, stock certificates, duly endorsed for transfer, representing all of the Pulsar Shares owned by such Pulsar Stockholder, for and against delivery of duly executed stock certificates representing shares of Parent Common Stock, as follows. Subject to Section 2.2, each Pulsar Share shall be exchanged for that number of shares of Parent Common Stock determined by multiplying the Fraction times the number obtained after dividing $21,699,380 by the IPO Price (the "Exchange Ratio"). In lieu of any fractional shares, at the Closing there shall be paid to each holder of Pulsar Shares who would otherwise be entitled to receive a fractional share of Parent Common Stock an amount of cash equal to the amount of such fraction times the IPO Price. Parent's issuance of Parent Common Stock in exchange for Pulsar Shares is conditioned upon (i) satisfaction of the conditions set forth in Article 9 and (ii) delivery by the Pulsar Stockholders of certificates representing the Pulsar Shares, duly endorsed for transfer. The Acquisition Closing will be held at the offices of Arent Fox Kintner Plotkin & Kahn, PLLC, 1050 Connecticut Avenue, N.W., Washington, D.C. 20036-5339 (or such other place as the parties may agree).

   2.2     Adjustment to Pre-IPO Valuation.  The aggregate value (based on the
           -------------------------------
IPO price per share of Parent Common Stock) of the Parent Common Stock exchanged for the Pulsar Shares shall be equal to 35.9224% of the Pre-IPO Valuation. If the Financial Advisor in its sole discretion determines, based upon preliminary discussions with potential investors, that the Pre-IPO Valuation should be increased or decreased and gives written notice thereof to Litronic and Pulsar (such notice making specific reference to this Section 2.2), the Litronic Stockholders and the Pulsar Stockholders agree that the Pre-IPO Valuation shall be adjusted in accordance with the determination set forth in such notice; provided, however, that in no event shall a party be obligated to proceed with the Acquisition if the Pre-IPO Valuation, as so adjusted, is less than $58 million (assuming gross IPO proceeds of $30 million). If any adjustment to the Pre-IPO Valuation is made pursuant to this Section 2.2 after the Reorganization Closing, Parent and the Litronic Stockholders agree that the number of shares of Parent Common Stock held by the Litronic Stockholders shall also be proportionately adjusted so that the Litronic Stockholders hold in the aggregate Parent Common Stock with an aggregate value (based on the IPO Price of Parent Common Stock) equal to 64.0776% of the adjusted Pre-IPO Valuation.

     2.3     Tax Consequences. It is intended that the Reorganization and the
             ----------------
Acquisition shall qualify as a reorganization within the meaning of Section 368 of the Code, and that the Reorganization and the Acquisition shall be tax-free, except to the extent of cash paid in lieu of fractional shares.

   2.4     Stock Legend.  Each stock certificate representing the Parent Common
           ------------
Stock issued in the Acquisition shall bear a legend in, or substantially in, the following form:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended to date, and may not be sold, pledged or otherwise transferred without

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

     an effective registration under said Act or unless Litronic Inc. shall have received an opinion satisfactory to Litronic Inc. of counsel satisfactory to Litronic Inc. that an exemption from registration under such Act is then available."

     2.5  Subsequent Actions. If, at any time after the Acquisition Closing,
          ------------------
Parent believes or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in Parent its right, title or interest in, to or under any of the rights, properties or assets of Litronic or Pulsar to be acquired by Parent as a result of, or in connection with, the Acquisition or otherwise to carry out this Agreement, the officers and directors of Parent shall, at the sole cost and expense of Parent, be authorized to execute and deliver, in the name and on behalf of Parent, to carry out all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Parent, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Parent or otherwise to carry out this Agreement.

                 3.  REPRESENTATIONS AND WARRANTIES OF LITRONIC
                         AND THE LITRONIC STOCKHOLDERS

     Litronic and the Litronic Stockholders, jointly and severally, represent and warrant to Parent, Pulsar and the Pulsar Stockholders that, except as expressly provided in the Litronic Disclosure Schedule (but once disclosed in the Litronic Disclosure Schedule, such matter shall be deemed disclosed for all intents and purposes) by specific reference to a Section of this Article 3:

     3.1  Organization and Authority.  Litronic is a corporation duly organized,
          --------------------------
validly existing, and in good standing under the laws of the State of California and has all requisite corporate power and authority to (i) carry on its business as currently conducted by it and (ii) own, lease and operate its properties. Litronic is duly qualified or licensed and in good standing as a foreign corporation, and has at all times when legally required been so qualified or licensed and in good standing, in those states listed on the Litronic Disclosure Schedule, which are the only jurisdictions in which a failure to be so qualified or licensed would, in the aggregate, have a Material Adverse Effect on the business of Litronic or the nature of the business conducted by it. Litronic has full power and authority to execute and deliver this Agreement, the Reorganization Agreement and each other agreement and instrument to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated hereby and perform its obligations hereunder. The execution and delivery of this Agreement and the Reorganization Agreement and the consummation of the transactions contemplated hereby by Litronic and the performance of Litronic's obligations hereunder have been duly and validly authorized by all corporate actions including a unanimous vote of the Board of Directors of Litronic, and no other corporate proceedings on the part of Litronic are necessary to authorize this Agreement or the Reorganization Agreement or to consummate the transactions so contemplated or to perform Litronic's obligations hereunder. This Agreement and the Reorganization Agreement have been duly and validly executed and delivered by Litronic and constitute a legal, valid and binding obligation of Litronic enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally

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

and subject to the rules of law governing specific performance, injunctive relief and other equitable remedies ("Equitable Principles"). True and complete copies of the Articles of Incorporation of Litronic and all amendments thereof, and of the Bylaws, as amended to date, have heretofore been forwarded to Pulsar. Litronic's minute books contain complete and accurate records of all meetings of Litronic's stockholders and Board of Directors or written consents in lieu thereof through the date of this Agreement.

     3.2  Capitalization of Litronic.  Litronic has authorized capital
          --------------------------
consisting of 20,000,000 shares of Common Stock, no par value, and 5,000,0000 shares of undesignated Preferred Stock, no par value. As of the date hereof, there are 9,999,999 issued and outstanding Litronic Shares and no shares of Preferred Stock are outstanding. Immediately prior to the Reorganization Closing, the Litronic Shares issued and outstanding shall consist solely of the foregoing number plus the number of Litronic Shares, if any, issued between the date hereof and the Reorganization Closing upon the exercise of Litronic Options (in each case solely if existing on the date hereof and disclosed on the Litronic Disclosure Schedule). All of the Litronic Shares are duly authorized, validly issued, fully paid and non-assessable and are owned of record and beneficially by the Litronic Stockholders in the amounts listed on the Litronic Disclosure Schedule. The Litronic Stockholders have good and marketable title to all of the issued and outstanding shares of Litronic's capital stock, free and clear of any liens, adverse claims, security interests, pledges, mortgages, charges or encumbrances of any nature whatsoever ("Liens") and at the Reorganization Closing will own all of Litronic's capital stock, free and clear of any and all Liens, including but not limited to, any claims by any present or former stockholders of Litronic. Litronic has no authorized class of capital stock other than the Common Stock and Preferred Stock. Litronic does not own any shares of capital stock or other securities of, or any other interest in, nor does it control, directly or indirectly, of record or beneficially, any other corporation, association, joint venture, partnership, or other business organization. The Litronic Shares have been issued and sold in full compliance with all applicable federal and state securities laws.

     3.3  No Violation of Existing Agreements. The execution and delivery of
          -----------------------------------
this Agreement and the Reorganization Agreement, together with all documents and instruments contemplated herein, the consummation by Litronic of the transactions contemplated hereby and thereby, including the IPO, the performance by Litronic of its obligations hereunder and thereunder and compliance with the terms, conditions and provisions hereof and thereof by Litronic do not (i) contravene any provisions of Litronic's Articles of Incorporation or Bylaws or other constituent document of Litronic, each as amended to date; (ii) conflict with, result in a breach of, constitute a default (or an event that might, with the passage of time or the giving of notice or both, constitute a default) under, give rise to any right to terminate, cancel or accelerate, give rise to any loss of benefit under, or result in the creation of any lien, security interest or other encumbrance under, any of the material terms, conditions, or provisions of any indenture, note, bond, license, mortgage, loan, or credit agreement or any other material agreement or instrument to which Litronic is a party or by which it or its assets may be bound or affected; (iii) violate or constitute a material breach of any decision, judgment, writ, injunction, decree, law, statute, rule or regulation or order of any court or arbitration board or of any governmental department, commission, board, agency, or instrumentality, domestic or foreign, by which Litronic is bound or to which it is subject; (iv) violate any applicable law, rule, or regulation to which Litronic or any of its property is bound; or (v) interfere or otherwise adversely affect the

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

ability of Litronic to carry on business after the Reorganization Closing on substantially the same basis as is now conducted by Litronic.

     3.4  No Consents or Approvals of Governmental Authorities. No consent or
          ----------------------------------------------------
approval of, or filing and expiration of a period for disapproval by, any governmental authority is required for Litronic to consummate the transactions contemplated by this Agreement or the Reorganization Agreement.

     3.5  Financial Statements.
          --------------------

     (a) Litronic heretofore delivered to Pulsar (a) its Financial Statements consisting of audited balance sheets at December 31, 1995, December 31, 1996 and December 31, 1997 and the related statements of income, stockholders equity and cash flows for the three years then ended, which have been audited by KPMG Peat Marwick LLP, independent certified accountants, and (b) its unaudited balance sheet at September 30, 1998, statements of income, stockholders equity and cash flows for nine months ended September 30, 1998. The Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, are intended to be consistent in form and substance with the requirements of Regulation S-X of the Commission under the Securities Act, and present fairly the financial position of Litronic as of their respective dates, and the results of operations and cash flows for the periods presented therein. The books and records of Litronic are complete and correct, have been maintained in accordance with good business practices, and accurately reflect the basis for the financial condition and results, subject to year end adjustments.

     (b) Litronic maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and with statutory accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.6  Guarantees. The Litronic Disclosure Schedule contains a complete and
          ----------
accurate list and summary description of all contractual guarantees currently in effect heretofore issued by the Litronic Stockholders to any bank or other lender in connection with any credit facilities extended by such creditors to Litronic or issued by the Litronic Stockholders in connection with any other contracts or agreements for the benefit of Litronic (collectively, the "Litronic Guarantees") including the name of such creditor and the amount of the indebtedness, together with any interest and fees currently owing and expected to be outstanding as of the Reorganization Closing and the Acquisition Closing.

     3.7  Absence of Undisclosed Liabilities. Except as set forth or reserved
          ----------------------------------
against in the Litronic Balance Sheet or where provision has been made for adequate reserves for Taxes, Litronic (a) did not have as of the Balance Sheet Date any material liability or obligation of any nature, whether accrued, absolute, contingent, or otherwise and whether due or to become due, including without limitation, liabilities that may become known or arise after the date hereof and which relate to transactions entered into or any state of facts existing on or before the Balance Sheet Date and which would be required under GAAP to be shown in such balance sheet or referenced in the notes thereto, and (b) has not incurred since the Balance Sheet Date any such liability or obligation except in the ordinary course of business. Without limiting the foregoing, and except as specifically reserved against in the Litronic Balance Sheet, Litronic has no material liability or obligation of any nature, whether accrued, absolute, contingent, or otherwise, to the Government for any adjustment or reimbursement of any amount previously paid to Litronic by such entity under any agreement relating to the provision of any goods or services by Litronic.

     3.8  Conduct of Business Since the Balance Sheet Date. Since the Balance
          ------------------------------------------------
Sheet Date, Litronic has not taken (or suffered the occurrence of) any of the following actions or events, agreed to take any of the following actions, or taken any action that would otherwise result in a Material Adverse Effect to Litronic (in each case except directly in connection with this Agreement):

     (a) entered into any transaction, agreement or commitment other than in the ordinary course of business; or

     (b) entered into any transaction, agreement, or commitment, suffered the occurrence of any event or events, or experienced any change in financial condition, business, results of operations, prospects or otherwise, (i) that has interfered or is reasonably likely to interfere with the normal and usual operations of Litronic's business or (ii) that, singly or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Effect; or

     (c) incurred any indebtedness for borrowed money, or assumed, guaranteed, endorsed or otherwise become responsible for the obligations of any other Person (except to endorse checks for collection for deposit in the ordinary course of business), or made any loan or advance to any Person; or

     (d) mortgaged, pledged or otherwise encumbered, or, other than in the ordinary course of business, sold, transferred or otherwise disposed of, any of the properties or assets of Litronic, including any cancelled, released, hypothecated or assigned indebtedness owed to Litronic, or any claims held by Litronic, except for purchase money mortgages arising in the ordinary course of business and statutory liens arising or incurred in the ordinary course of business with respect to which the underlying obligations are not delinquent; or

     (e) made any investment of a capital nature or entered into a commitment for such investment either by purchase of stock or securities, contributions to capital, property transfer, or otherwise, or by the purchase of any property or assets of any other Person, except in each case in the ordinary course of business; or

     (f) declared, set aside or paid any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of the capital stock of Litronic, or redeemed or otherwise acquired, directly or indirectly, any shares of capital stock of Litronic, excepting only dividends, distributions and redemptions that have not resulted and will not result, directly or indirectly, in a Material Adverse Effect on Litronic; or

     (g) paid any long-term liability, otherwise than in accordance with its terms; or

     (h) paid any bonus compensation to any officer, director, shareholder or employee of Litronic except in the ordinary course of business consistent with past practice or otherwise increased the compensation paid or payable to any of the foregoing; or

     (i) sold, assigned, or transferred any trademarks, trade names, logos, copyrights, formulae or other intangible assets; or

     (j) contracted with or committed to any third party (i) to sell any capital stock of Litronic, (ii) to sell any material assets of Litronic other than in the ordinary course of business, (iii) to effect any merger, consolidation or other reorganization of Litronic, or (iv) to enter into any agreement with respect thereto; or

     (k) changed the costing system or depreciation methods of accounting for assets in any material respect; or

     (l) written up or written down the carrying value of its assets other than accounts receivable or inventories in the ordinary course of business.

     3.9  Title to Assets. Litronic owns no real property. Litronic has good and
          ---------------
clear record title to all properties owned by it, including, without limitation, all property reflected in the Litronic Balance Sheet, other than property disposed of in the ordinary course of business subsequent to the Balance Sheet Date (none of such dispositions being individually or collectively materially adverse), free and clear of any Liens, except (a) as reflected in the Litronic Financial Statements, or as specified in the notes thereto, (b) liens for taxes not yet due or payable or being contested in good faith by appropriate proceedings and as to which appropriate reserves have been set aside in the Litronic Balance Sheet and (c) such imperfections of title and encumbrances, if any, as do not materially detract from the value or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations.

     3.10 Leases. A list and brief description of leases of personal property
          ------
involving rental payments within any 12 month period in excess of $25,000, as to which Litronic is a party, either as lessor or lessee, are set forth in the Litronic Disclosure Schedule. All such leases are valid and, to the knowledge of the Litronic, enforceable in accordance with their respective terms except as may be limited by Equitable Principles.

     3.11 Intellectual Property.
          ---------------------

     (a) The Litronic Disclosure Schedule contains a correct and complete list of all United States and foreign brand marks and brand name registrations, copyrights, copyright registrations and copyright applications, trademark registrations and applications for registration, patents and patent applications, trademarks, service marks and trade names used in Litronic's business as presently conducted and all licenses, assignments and releases of the intellectual property rights of others in works embodied in its products and all applications for all inventions, discoveries, improvements, formulae, technology, know-how and other intellectual property, proprietary rights and trade secrets relating to the business and all licenses and other agreements to which Litronic is a party or otherwise bound which relate to any of the intangibles or the inventions or Litronic's use thereof in connection with Litronic's business (the "Litronic Proprietary Information"). There is (i) to Litronic's knowledge, no existing or threatened infringement, misuse or misappropriation of Litronic Proprietary Information by others and (ii) no pending or threatened claim by Litronic against others for infringement, misuse or misappropriation of any Litronic Proprietary Information. The Litronic Proprietary Information is sufficient to carry on the business of Litronic as presently conducted, and Litronic has the right to use, free and clear of claims or rights of others, all Litronic Proprietary Information required for its products or services or its business as presently conducted. Litronic is the exclusive owner of all right, title and interest in the Litronic Proprietary Information as purported to be owned by Litronic, and the Litronic Proprietary Information is valid and in full force and effect. Neither the present business activities of Litronic nor its products infringe, misuse or misappropriate any patent, trademark, trade name, service mark, trade secret, copyright or other intellectual property right of others, and to Litronic's knowledge no one is claiming nor is it anticipated that anyone will claim any such infringement, misuse or misappropriation. To the knowledge of Litronic, the Litronic Proprietary Information is presently valid and protectable and is not part of the public domain or knowledge, nor, to the knowledge of Litronic, has any of it been used, divulged or appropriated for the benefit of any person other than Litronic to the detriment of Litronic. Litronic has not granted to any person any license or other right to use in any manner any of the Litronic Proprietary Information, whether or not requiring the payment of royalties, except as set forth in the Litronic Disclosure Schedule. Litronic has no obligation still outstanding to compensate other persons for the use of any Litronic Proprietary Information or for the sale of any service or product comprising or derived from Litronic Proprietary Information. No university, government agency (whether federal or state) or other organization which sponsored research and development conducted by Litronic has any claim of right to or ownership of or other encumbrance upon the Litronic Proprietary Information.

     (b) Litronic has taken reasonable measures to protect and preserve the security, confidentiality and value of the Litronic Proprietary Information, including its trade secrets and other confidential information. To Litronic's knowledge, no employee or consultant of Litronic has used any trade secrets or other confidential information of any other person in the course of his or her work for Litronic. To Litronic's knowledge, Litronic is not making unlawful use of any confidential information or trade secrets belonging to any past or present employees of Litronic. Neither Litronic nor, to the knowledge of Litronic, any of Litronic's employees or consultants have any agreements or arrangements with former employers of such employees or consultants relating to confidential information or trade secrets of such employers or are bound by any consulting agreement relating to confidential information or trade secrets of another entity. To Litronic's knowledge, the activities of Litronic's employees on behalf of Litronic do not violate any agreements or arrangements known to Litronic which any such employees have with former employers or any other entity to whom such employees may have rendered consulting services.

     (c) Litronic owns or has the right to use pursuant to lease, license, sublicense, agreement or permission all computer hardware, software and information systems listed on the Litronic Disclosure Schedule and necessary for the operation of the business of Litronic as presently conducted (collectively, "Litronic Systems"). Each Litronic System owned or used by Litronic immediately prior to the Reorganization Closing will be owned or available for use by Parent on identical terms and conditions immediately subsequent to the Reorganization Closing and the Acquisition Closing. With respect to each Litronic System owned by a third party and used by Litronic pursuant to lease, license, sublicense, agreement or permission, to Litronic's knowledge: (a) the lease, license, sublicense, agreement or permission covering the Litronic System is legal, valid, binding, enforceable, and in full force and effect; (b) the lease, license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Reorganization Closing and the Acquisition Closing; (c) no party to any such lease, license, sublicense, agreement or permission is in breach or default, and no event has occurred with which notice or lapse of time would constitute a breach or default, and permit termination, modification or acceleration thereunder; (d) no party to any such lease, license, sublicense, agreement or permission has repudiated any provision thereof; (e) Litronic has not granted any sublicense, sublease or similar right with respect to any such lease, license, sublicense, agreement or permission; (f) Litronic's use and continued use of the Litronic Systems does not and will not interfere with, infringe upon, misappropriate or otherwise come into conflict with, any intellectual property rights of third parties as a result of the continued operation of Litronic's business.

     3.12 Obligations to or from Affiliates.
          ---------------------------------

     (a) All material transactions between Litronic and any stockholder, executive officer or director of Litronic, or any Affiliate of any stockholder, executive officer or director of Litronic, entered into on or after the Balance Sheet Date have been conducted on an arm's-length basis on terms not materially different than would be obtained if the transaction had been between Litronic and an unrelated party. Except for debts or other outstanding obligations reflected on the Litronic Balance Sheet, there are no debts or other obligations of Litronic to, or to Litronic from, any stockholder or any executive officer or director, or any Affiliate of a stockholder, executive officer or director of Litronic. As used herein, "Affiliate" of a person means any member of the immediate family of such person or any entity in which such person or any such family member is an executive officer or owner of more than five percent of beneficial interest in the outstanding equity securities.

     (b) The Litronic Disclosure Schedule sets forth all information that would be required to be provided under Item 404 of Regulation S-K of the Commission under the Securities Act if a registration statement on Form S-1 were filed by Litronic with the Commission on the date hereof.

     3.13 Material Contracts. The Litronic Disclosure Schedule lists all
          ------------------
material leases, contracts, instruments, agreements or commitments (whether written or oral) relating to the conduct of the business of Litronic (the "Material Litronic Contracts"). Litronic has delivered to Pulsar true and correct copies of each written Material Litronic Contract and a written description, accurate in all material respects, of each oral arrangement so listed. Without limiting the generality of the foregoing, the aforesaid list includes all material contracts, agreements and instruments of the following types to which Litronic is a party:

     (a) labor union contracts, together with a list of all labor unions representing or, to Litronic's knowledge, attempting to represent employees of Litronic;

     (b) (i) all employee benefit plans (as defined in Section 3(3) of ERISA and subject to ERISA), maintained, administered or contributed by Litronic or any of its ERISA affiliates, (ii) all supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Section 125 of the Code) or dependent care (Section 129 of the Code), life insurance or accident insurance, bonus, pension, profit sharing, savings, deferred compensation, or incentive plans, programs, policies, commitments, practices, or arrangements maintained, administered or contributed by Litronic or any of its ERISA affiliates which are not employee benefit plans as otherwise covered under clause (i) above, (iii) any stock option, stock purchase, phantom stock, stock appreciation rights or similar stock-oriented compensation programs maintained, administered or contributed by Litronic or any of its ERISA affiliates, (iv) other fringe or employee benefit programs or arrangements maintained, administered or contributed by Litronic or any of its ERISA affiliates that apply to senior management of Litronic and that do not generally apply to all employees which are not employee benefit plans otherwise covered under clause (i) above, (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Litronic or any of its ERISA affiliates remain for the benefit of or relating to any present or former employee, consultant or director of Litronic or any of its ERISA affiliates which are not employee benefit plans otherwise covered under clause (i) above, and (vi) all arrangements which would otherwise be described in clauses (i) through (v) above except for the fact that they are maintained, administered or contributed to by Litronic or any of its ERISA affiliates primarily for non-U.S. citizens or non-U.S. residents, together with a list of all pensioned employees of Litronic or any of its ERISA affiliates or obligations to provide any pensions hereafter other than pursuant to the plans, programs, policies, commitments, practices or arrangements hereinbefore in this item described (all of items described in this Section 3.13 being collectively referred to as the "Litronic Plans" or individually as a "Litronic Plan");

     (c) employment contracts or agreements, consulting agreements, agreements providing for termination or severance benefits, non-competition agreements, non-disclosure agreements, contracts for professional personal services, contracts with other persons engaged in sales or distributing activities, and advertising contracts;

     (d) written or oral agreements, understandings and arrangements of any kind with any officer, director, employee, shareholder or agent of Litronic relating to present or future compensation or other benefits available to such person or otherwise, together with a list of the names and current annual salary rates of all present officers and employees of Litronic whose current salary rate is $50,000 or more and any bonuses paid or payable to each such person for the 1997 fiscal year;

     (e) indentures, loan agreements, notes, security agreements, mortgages, conditional sales contracts, leases of real or personal property, contracts for the purchase or sale of real or personal property, and agreements for financing;

     (f) property, casualty, crime, directors and officers, and other forms of insurance;

     (g) all bank accounts and safety deposit boxes identifying all authorized signatories, together with a list of all effective powers of attorney granted by Litronic to anyone;

     (h) agreements, contracts or other arrangements to which Litronic is a guarantor, surety or endorser;

     (i) contracts, agreements, commitments, arrangements or understandings providing for the purchase or sale of all or substantially all of Litronic's requisites of a particular product from a single supplier or to a single customer;

     (j) contracts, agreements, commitments, arrangements or understandings which limit the freedom of Litronic from competing in any line of business or with any person or entity;

     (k) license agreements (as licensor or licensee);

     (l) leases of real and personal property with a term of more than one year (regardless of whether Litronic is lessor or lessee); and

     (m) contracts, agreements, instruments, arrangements or understandings which have not been included in items (a) through (l) above involving payment by or to Litronic of more than $25,000 or not terminable without penalty or otherwise materially affecting the assets, financial condition, properties or business of Litronic.

All of the Material Litronic Contracts are in full force and effect. Except to the extent that a Material Adverse Effect on Litronic's financial condition, assets, liabilities, earnings, business or prospects would not result if the following were not true: (A) Litronic and each other party to each of the Material Litronic Contracts have performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any of the Material Litronic Contracts, except as otherwise set forth in the Litronic Disclosure Schedule; (B) Litronic has no knowledge of any breach or anticipated breach by any other party to any of the Material Litronic Contracts; (C) there exists no actual or, to the knowledge of Litronic, threatened termination, cancellation or limitation of the business relationship of Litronic with any party to any Material Litronic Contract; and (D) consummation of the transactions contemplated hereby and performance by Litronic of its obligations hereunder shall not require the consent or permission of any party to any Material Litronic Contract or permit any party to terminate, suspend or alter the terms of any Material Litronic Contract, except as set forth in the Litronic Disclosure Schedule.

     3.14 Litigation. There are no actions, suits, causes of action, claims,
          ----------
litigation, arbitration, administrative hearings or other form of proceedings or disputes of any kind pending or, to the best knowledge of Litronic and the Litronic Stockholders, threatened against Litronic or its officers or directors (in their capacities as such) or involving, affecting or relating to its capacity to complete the transactions contemplated herein, Litronic in any court, at law or in equity, or before any arbitration board or any governmental department, commission, board, bureau, agency or instrumentality; nor has Litronic been, nor is it, subject to any orders, stipulations, awards, fines, judgments, decrees or injunctions the effect of which in the aggregate would have a Material Adverse Effect on the business or financial position of Litronic including, but not limited to, limitation, restriction, regulation, enjoinment or prohibition of any business practice of Litronic in any area or the acquisition by Litronic of any properties, assets or businesses. Litronic does not know or have grounds to know of any basis for any such action, suits, or other form of proceeding or disputes or of any governmental investigation relating to Litronic or its business.

     3.15 Taxes.
          -----

     (a) (i) All Tax Returns of, relating to or which include Litronic which are required to have been filed have been filed on a timely basis with the appropriate authorities and all such Tax Returns are true, correct and complete in all respects; (ii) all Taxes required to have been paid by Litronic (including amounts collected or withheld from third parties required to have been paid over to the appropriate authorities) have been paid in full on a timely basis to the appropriate authorities or contested in good faith or adequate provision made for payment; and (iii) all Taxes or other amounts required to have been collected or withheld by Litronic have been timely and properly collected or withheld. Litronic has duly withheld all payroll taxes, FICA and other federal, state and local taxes and other items requiring to be withheld by it from employer wages, and has duly deposited the same in trust for or paid over to the proper taxing authorities. Litronic has not executed or filed with any taxing authority any agreement extending the periods for the assessment or collection of any Taxes, and is not a party to any pending or, to the best knowledge of Litronic and the Litronic Stockholders, threatened, action or proceeding by any governmental authority for the assessment and collection of Taxes. Within the past three years, the United States federal income tax returns of Litronic have not been audited by the Internal Revenue Service (the "IRS"), nor has any state's taxing authority audited any merchandise, personal property, sales or use tax returns of Litronic.

     (b) (i) No taxing authority has asserted in writing to Litronic any adjustment, deficiency, or assessment that could result in additional Tax for which Litronic is or may be liable; (ii) there is no pending audit, examination, investigation, dispute, proceeding or claim for which Litronic has received notice relating to any Tax for which Litronic is or may be liable; (iii) no statute of limitations with respect to any Tax for which Litronic is or may be liable has been waived or extended; (iv) the due date of any Tax Returns that Litronic is required to file has not been extended; and (v) Litronic is not a party to any Tax sharing or Tax allocation agreement, arrangement or understanding, except as otherwise set forth in the Litronic Disclosure Schedule.

     (c) There are no liens on any of the assets of Litronic which arose in connection with any failure or asserted failure to pay any Tax, other than liens for current Taxes not yet due and payable.

     (d) Litronic is not a party to any compensation contract, agreement, plan or arrangement that, individually or collectively, could give rise to any payment that would not be deductible by reason of Section 162, 280G or 404 of the Code.

     (e) Litronic has not been a member of an affiliated group filing a consolidated federal income Tax Return, and Litronic is not liable for the Taxes of any person under Treasury Regulation 1.1502-6 (or any similar provision of state, local, or foreign law) as transferee or successor, by contract or otherwise.

     (f) Copies of (i) correspondence or other documents relating to any Tax examinations, (ii) extensions of statutory limitations, (iii) the federal, state and local income Tax Returns and franchise Tax Returns of Litronic, and (iv) correspondence between Litronic and all taxing authorities for its last three
(3) taxable years previously have been furnished to Pulsar and such Tax Returns are true, correct and complete.

     (g) The provision for Taxes, if any, shown on the Litronic Balance Sheet is adequate to cover the aggregate liability of Litronic arising out of facts or circumstances occurring, incurred in respect of or measured by income of Litronic, arising out of transactions on or prior to the Balance Sheet Date for all Taxes.

     (h) Litronic has filed federal and state, and if applicable, local Tax Returns for each period ending on or prior to the Reorganization Closing.

     (i) Neither Litronic nor any Litronic Stockholder is a foreign person, as such term is referred to in Section 1445(f)(3) of the Code.

     (j) None of the assets of Litronic constitutes property that Litronic, will be required to treat as being owned by another person pursuant to the "Safe Harbor Lease" provisions of Section 168(f)(8) of the Code prior to repeal by the Tax Equity and Fiscal Responsibility Act of 1982.

     (k) Litronic has not at any time consented, and the Litronic Stockholders will not permit Litronic to elect, to have the provisions of Section 341(f)(2) of the Code apply to it.

     (l) Litronic is not a personal service corporation subject to the provisions of Section 269A of the Code.

     (m) For purposes of this Agreement:

         "Tax Returns" means all returns, amended returns, declarations, reports, estimates, information returns and statements regarding Taxes which are or were filed or required to be filed under applicable law, whether on a consolidated, combined, unitary or individual basis.

         "Taxes" means any federal, state, county, local, foreign or other tax, fee, levy, assessment or other governmental charge, including without limitation any income, franchise, gross receipts, property, sales, use, hotel, bed, services, value added, withholding, social security, import duties, estimated, accumulated earnings, alternative or add-on minimum, transfer, license, privilege, payroll, profits, capital stock, employment, unemployment, excise, severance, stamp, occupancy, customs or occupation tax, and any interest, additions to tax fines, penalties in connection, and other related liabilities therewith.

     3.16 Absence of Material Events. Except as provided in this Section 3.16
          --------------------------
and in the Litronic Disclosure Schedule, since the Balance Sheet Date the business of Litronic has been conducted in the ordinary course of business (including borrowing money for working capital purposes only) and there has not been (a) any material adverse change in the business, affairs, operations, earnings or financial condition of Litronic nor, to the best of Litronic's knowledge, are any such changes threatened, anticipated or contemplated; (b) any actual or, to Litronic's knowledge, threatened, anticipated or contemplated damage, destruction, loss, conversion, termination, cancellation, default or taking by eminent domain or other action by governmental authority which has materially affected or may hereafter materially affect the properties, assets, business affairs, cash flow, results of operation or prospects of Litronic; (c) any material and adverse pending or, to Litronic's knowledge, threatened, anticipated or contemplated dispute of any kind with any material customer, supplier, source of financing, employee, landlord, subtenant or licensee of Litronic, or any pending or, to Litronic's knowledge, threatened, anticipated or contemplated occurrence or situation of any kind, nature or description which is reasonably likely to result in any reduction in the amount, or any change in the terms or conditions, of business with any material customer, supplier or source of financing; (d) any pending, or to Litronic's knowledge, threatened, anticipated or contemplated occurrence or situation of any kind, nature or description materially and adversely affecting the properties, assets, business, affairs or prospects of Litronic; (e) any waivers by Litronic of any right, or cancellation of any debt or claim, of substantial value; (f) any declarations, set asides or payments of any dividend or other distributions or payments in respect of Litronic capital stock; or (g) any changes in the accounting principles or methods which are utilized by Litronic.

     3.17 Insurance. The Litronic Disclosure Schedule contains a complete and
          ---------
correct list and summary description of all contracts and policies of insurance relating to any of Litronic's assets or business, to which Litronic is an insured party, beneficiary or loss payable payee and a complete list of insurance relating to the Litronic Stockholders to which Litronic is a beneficiary or loss payable payee. Such policies are in full force and effect, all premiums due and payable with respect thereto have been paid, and no notice of cancellation or termination has been received by Litronic with respect to any such policy.

     3.18 Banks; Power of Attorney. The Litronic Disclosure Schedule contains a
          ------------------------
complete and correct list showing (a) the names of each bank in which Litronic has an account or safe deposit box and the names of all persons authorized to draw thereon or who have access thereto, and (b) the names of all persons, if any, holding powers of attorney from Litronic.

     3.19 Absence of Improper Payments. Since January 1, 1994, Litronic: (a) has
          ----------------------------
not made any contributions, payments or gifts of its property to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payments or gifts is illegal under the laws of the United States, any state thereof or any other jurisdiction (foreign or domestic); (b) has not established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on its books or records for any reason; (c) has not made any payments to any person where Litronic intended or understood that any part of such payment was to be used for any other purpose other than that described in the documents supporting the payment; or (d) has not made any contribution, or has reimbursed any political gift or contribution made by any other person, to candidates for public office, whether federal, state or local, where such contribution would be in violation of applicable law.

     3.20 ERISA.
          -----

     (a) The Litronic Disclosure Schedule contains a complete list of all Litronic Plans.

     (b) None of the Litronic Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA, a "multiple employer plan" as such term is defined in Section 413 of the Code, or a "defined benefit pension plan" as such term is defined in Section 3(35) of ERISA. With respect to each Litronic Plan, Litronic has delivered to Pulsar true and complete copies of the following for each Litronic Plan, if applicable: (i) the plan document and any amendments thereto; (ii) the summary plan description and any summary material modifications; (iii) the trust agreement, insurance policy or other instrument relating to the funding of Litronic Plans; (iv) the annual reports (Form 5500 series) and accompanying Schedules for Litronic Plans filed with the IRS or Department of Labor for the last three years; (v) the audited financial statements for Litronic Plans for the last three years; and (vi) the most recent determination letters issued by the IRS with respect to Litronic Plans that are intended to qualify under Section 401(a) of the Code; and (vii) any governmental rulings, notices, determination, and opinions (and pending requests therefor). The foregoing documents accurately reflect all of the terms of such Litronic Plans including, without limitation, any agreement or provision which would limit the ability of any entity to make prospective amendments to or to terminate any of Litronic Plans.

     (c) Each Litronic Plan which is an "employee pension benefit plan" as defined in Section 3(2) of ERISA ("Litronic Pension Plan") has been determined by the IRS to be qualified under Section 401(a) of the Code, and each such plans remains so qualified, and to Litronic's knowledge after due inquiry, no facts or circumstances exist which could result in the revocation of such qualification.

     (d) Each Litronic Plan which is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA ("Litronic Welfare Plan") which is intended to meet the requirements for tax-favored treatment under the Code to Litronic's knowledge after due inquiry meets such requirements.

     (e) Without limiting the generality of this Section 3.20, each Litronic Plan has been administered in accordance with its terms and the Code, and each Litronic Pension Plan and Litronic Welfare Plan has been administered in all material respects in accordance with ERISA. No facts or circumstances exist which might give rise to any liability of Litronic or ERISA affiliate, any of the Litronic Stockholders or Pulsar. Litronic has paid all amounts required under applicable law, any Litronic Pension Plan and any Litronic Welfare Plan to be paid as a contribution to each Litronic Pension Plan and Litronic Welfare Plan through the date hereof. Litronic has set aside adequate reserves to meet contributions which are not yet due under any Litronic Pension Plan and Litronic Welfare Plan.

     (f) Neither Litronic nor any other "disqualified person" or "party in interest" (as such terms are defined in Section 4975 of the Code and Section 3(14) or ERISA, respectively) has engaged in any action or taken any other action with respect to any Litronic Plan which would subject Litronic or any ERISA affiliate, Pulsar or the Litronic Stockholders to (i) any tax, penalty or liability for a prohibited transaction under ERISA or the Code, (ii) any tax under Code Sections 4971, 4972, 4976, 4977, or 4979, or (iii) a penalty under ERISA Section 502(c) or 502(l).

     (g) Litronic, to the extent it is a fiduciary with respect to any Litronic Pension Plan or Litronic Welfare Plan, has not breached any of its responsibilities or obligations imposed upon fiduciaries under ERISA or the Code which could result in any claim being made under, by or on behalf of any Litronic Pension Plan or Litronic Welfare Plan or any participant or beneficiary thereof other then benefit claims in the ordinary course, in any such event which could give rise to liability to Litronic or any of its ERISA affiliates.

     (h) Each Litronic Welfare Plan which is a group health plan within the meaning of Code Section 5000(b)(1) complies with and in each and every case has complied with the applicable requirements of Code Section 4980B and Part 6 of Title I of ERISA.

     (i) Except as set forth in the Litronic Disclosure Schedule, no Litronic Plan, other than a Litronic Pension Plan, provides benefits, including death, life, health or medical benefits (whether or not insured), with respect to current or former employees of Litronic and any of its subsidiaries beyond their retirement or other termination of service with Litronic, any of its subsidiaries or ERISA affiliates, other than coverage mandated by applicable law.

     (j) For purposes of this Section 3.20 and Section 5.21, "ERISA affiliate" means any entity which is considered one employer with Litronic or Pulsar, respectively, under Section 4001 of ERISA or Section 414 of the Code.

     3.21 Labor Matters. A true and complete list of all of Litronic's officers,
          -------------
employees (the "Litronic Employees") and consultants (the "Litronic Consultants") and their respective salaries, wages, other compensation, dates of employment, date and amount of last salary or compensation increase, and positions has been provided to Pulsar by Litronic. There are no material disputes, employee grievances, or disciplinary actions pending or, to the knowledge of Litronic, threatened by or between Litronic and any of the Litronic Employees or Litronic Consultants. With respect to the Litronic Employees and Litronic Consultants, Litronic has complied in all material respects with all provisions of all laws relating to the employment of labor and has no liability for any arrears of wages or taxes or penalties for failure to comply with any such law or for any severance or termination payments of any type. None of the Litronic Consultants are or were (while classified by Litronic as Litronic Consultants) employees of Litronic for any purpose whatsoever. No employees of Litronic are or ever have been represented by a bargaining representative with respect to Litronic, and no election or proceedings relating to the labor relations of Litronic is pending or, to the best of Litronic's knowledge, threatened. Litronic has not had any material union activity or had any material labor disruption or material dispute with its employees of any kind, nature or description at any time heretofore. All personnel policies and manuals of Litronic are listed on the Litronic Disclosure Schedule and true and complete copies thereof have been provided to Pulsar. No Litronic Employee or Litronic Consultant shall have the right to receive from Pulsar a severance payment or other payment in the nature thereof if his or her employment is terminated by Pulsar following the Acquisition Closing, whether such right arises as a matter of contract, past policy or understanding, by operation of law, or otherwise.

     3.22 Permits: Compliance with Law. Litronic possesses all franchises,
          ----------------------------
permits, licenses, certificates, approvals and other authorizations ("Permits") necessary to own or lease and operate its properties and to conduct its business as now conducted, except for incidental Permits that would be readily obtainable without undue burden in the event of any lapse, termination, cancellation, or forfeiture or that if not obtained would not have a Material Adverse Effect on Litronic's business. All such material Permits are in full force and effect, and, to the knowledge of Litronic, no suspension or cancellation of any of them is threatened, and no material Permits will be materially and adversely affected by the consummation of the Reorganization or Acquisition. Litronic has not failed nor is it failing to comply with any applicable law, rule, regulation, order, zoning or other ordinance, statute, injunction, decree or any other requirement of any court or governmental or administrative body or agency, where such failure would have a Material Adverse Effect on Litronic's business, and there are no proceedings pending or, to Litronic's knowledge, threatened, nor has Litronic received any notice, regarding any such failure.

     3.23 Environmental Matters. Litronic is, and to Litronic's knowledge all
          ---------------------
real property owned or otherwise occupied by Litronic is and has been at all times when so owned or occupied, in material compliance with all applicable existing federal, state and local laws and regulations relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), except, in each case, where such noncompliance, singly or in the aggregate, would not have a Material Adverse Effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of Litronic. No Hazardous Materials are stored, utilized or otherwise present on any property owned or otherwise occupied by Litronic, excepting only (x) cleaning supplies and similar materials customarily used by businesses in Litronic's industry in quantities consistent with such use, and (y) petroleum products that are used for heating (including water heating) in facilities located on such property, none of which are stored in underground storage tanks, or that are present in vehicles located on such property. Litronic has not released, and has not affirmatively consented to any release of, Hazardous Materials on, under or affecting any real property during the period of Litronic's ownership, occupation or operation of such property (including its participation in or exercise of any degree of control over the management of any business located on such property). The term "Hazardous Material" means (a) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended through the date hereof, (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended through the date hereof, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law as amended through the date hereof. For purposes of this Section 3.23, real property owned by third parties but "occupied" by Litronic shall mean only that portion of such property as is either leased by Litronic or in fact is otherwise physically occupied or utilized by Litronic. To the knowledge of Litronic, there is no alleged or potential liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) of Litronic arising out of, based on or resulting from any act or event that constitutes a violation or alleged violation of any Environmental Law, which alleged or potential liability (i) arises out of or relates to acts or events occurring during Litronic's possession or occupation of the applicable property, and (ii) singly or in the aggregate, would have a Material Adverse Effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of Litronic.

     3.24 Corporate Records. The corporate record books of Litronic are in all
          -----------------
material respects in good order, complete, accurate, up to date, with all necessary signatures, and set forth all meetings and actions taken by the shareholders and directors, and all votes of the shareholders or directors set forth in certificates furnished to anyone at any time heretofore conform in all material respects to the votes contained in the record book of Litronic.

     3.25 Condition of Assets. All premises, fixtures and equipment owned or
          -------------------
used by Litronic and material to its business have been properly maintained and are in good operating order and repair, free from known defects in construction or design, sound and properly functioning (normal wear and tear expected), usable in the ordinary course of business and not obsolete, and (to Litronic's knowledge in the case of leased property) in material compliance with all applicable zoning, building and fire codes and all other applicable laws, rules, regulations and requirements of governmental authorities and the fire insurance rating association having jurisdiction.

     3.26 Accounts Receivable. All of the accounts receivable of Litronic shown
          -------------------
or reflected on the Litronic Balance Sheet, less the reserve for doubtful accounts and notes in the amount shown on the Litronic Balance Sheet, are valid and enforceable claims and subject to no setoff or counterclaim. All of the accounts receivable of Litronic shown or reflected on the Litronic Balance Sheet and as at December 31, 1998 (as reflected on Litronic's balance sheet as of such date, when and as delivered to Pulsar) will be collected in full within 60 days thereafter except to the extent of the reserve for doubtful accounts shown on the Litronic's balance sheet or posted on the books of Litronic of such date. The reserve for doubtful accounts as at December 31, 1998 will not be in excess of said reserve as shown on the Litronic Balance Sheet. Litronic has no accounts or loans receivable from any of its directors, officers or employees.

     3.27 Charter Documents. Litronic has heretofore delivered to Pulsar copies
          -----------------
of its Articles of Incorporation, as amended to date, certified by the appropriate governmental authority, and copies of its Bylaws, as amended to date, and a list of the officers and directors of Litronic in office, all as certified by its Secretary.

     3.28 Disclosure of all Material Matters.
          ----------------------------------

     (a) No statement of a material fact set forth in this Agreement (including without limitation all information in the Financial Statements, the Litronic Disclosure Schedule and the other

Schedules, Exhibits and attachments hereto, taken as a whole) with respect to Litronic or the Litronic Stockholders is false or misleading in any material respect, nor does this Agreement (including, without limitation all information in the Financial Statements, the Litronic Disclosure Schedule and the other Schedules, Exhibits, and attachments hereto, taken as a whole) omit to state a material fact necessary in order to make the statements made or information disclosed, in the light of the circumstances under which they were made or disclosed, not misleading.

     (b) Litronic will promptly provide all information relating to its business or operations necessary for inclusion in the Registration Statement to satisfy all requirements of applicable state and Federal securities laws. Litronic shall be solely responsible for any statement, information or omission in the Registration Statement relating to Litronic or its Affiliates based upon written information furnished by it.

     3.29 Customers and Suppliers. The Litronic Disclosure Schedule sets forth a
          -----------------------
complete and correct list, as of December 31, 1998, of (a) the 20 largest customers of the business and (b) the 20 largest suppliers of the business. To Litronic's knowledge, there are no (i) threatened cancellations by the aforesaid customers or suppliers with respect to Litronic's business, (ii) outstanding disputes by such customers or suppliers with Litronic and its business, or (iii) any material or adverse changes in the business relationship between Litronic and any such customer or supplier.

     3.30 Product Warranty. Substantially all of the products manufactured,
          ----------------
sold, leased and delivered by Litronic have conformed in all material respects with all applicable contractual commitments and all express and implied warranties and, to Litronic's knowledge, Litronic has no material liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due) for repair or replacement thereof or other damages in connection therewith. Substantially all of the products manufactured, sold, leased and delivered by Litronic are subject to standard terms and conditions of sale or lease. Litronic has delivered to Pulsar copies of the standard terms and conditions of sale or lease for Litronic (containing applicable guaranty, warranty and indemnity provisions). The Litronic Disclosure Schedule sets forth the aggregate expenses incurred by Litronic in fulfilling its obligations under its guaranty, warranty and indemnity provisions during each of the fiscal years and interim period covered by Litronic's Financial Statements and Litronic knows of no reason why such expenses should significantly increase as a percentage of sales in the future.

     3.31 Year 2000 Compliance. Litronic's information technology is Year 2000
          --------------------
Compliant. "Year 2000 Compliant" means, with respect to a company's information technology, the information technology is designed to be used prior to, during and after the calendar year 2000 A.D., and the information technology used during each such time period will accurately receive, provide and process date/time data (including calculating, comparing and sequencing) from, into and between the 20/th/ and 21/st/ centuries, including the years 1999 and 2000, and leap-year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other information technology, used in combination with Litronic's information technology, properly exchanges date/time data with it. For purposes of this
Section 3.31, Litronic's information technology shall include computer software, computer firmware, computer hardware

(whether general or specific purpose), equipment including embedded programmable microchips or controllers and other similar or related items of automated, computerized, or software systems that are used or relied on by Litronic in the conduct of its business.

     3.32 Export Control and Related Matters.
          ----------------------------------

     (a) Litronic is in compliance in all material respects with all United States and foreign Export Control Laws. "Export Control Laws" means all federal, state, local and foreign laws (including common law), statutes, codes, ordinances, rules, regulations, executive orders or other requirements, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretations thereof, relating to the export or reexport of commodities and technologies. Export Control Laws includes the Export Administration Act of 1979 (24 U.S.C. Sections 2401 - 2420); the International Emergency Economic Powers Act (50 U.S.C. Sections 1701 -
1706); the Trading with the Enemy Act (50 U.S.C. Sections 1 et seq.); the Arms Export Control Act (22 U.S.C. Sections 2778, 2779); and the International Boycott Provisions of Section 999 of the Code.

     (b) Litronic has all necessary authority under the Export Control Laws to conduct its operations as currently conducted, including all necessary (i) Permits for any pending export transactions, (ii) Permits for the disclosure of information to foreign Persons and (iii) registrations with Governmental Entities with authority to implement the Export Control Laws.

     (c) Litronic has not participated directly or indirectly in any boycotts or other similar practices in violation of the regulations of the United States Department of Commerce or Section 999 of the Code.

     3.33 Government Contracts.
          --------------------

     (a) For purposes of this Agreement, "Government Contracts" means, with respect to any Person, any contract (including purchase orders, blanket purchase orders and agreements and delivery orders) between such Person and the United States Government or any department, agency or instrumentality thereof or any state or local governmental agency or authority (the "Government"), and any subcontract at any tier held by such Person under a prime government contract. Except as set forth in the Litronic Disclosure Schedule, with respect to the Government Contracts to which Litronic is a party: (i) such Government Contracts constitute valid and binding obligations of Litronic and, to the knowledge of Litronic, the other party or parties thereto, enforceable in accordance with their terms, except as enforcement may be limited by Equitable Principles; (ii) Litronic is in compliance in all material respects with the terms of all Government Contracts to which it is a party and all laws, regulations and contract provisions applicable to the obtaining, formation, pricing, performance, billing, administration and other aspects of its Government Contracts, including compliance in all material respects with the Truth in Negotiations Act (as amended to date) and with all defective pricing, price reduction or similar clauses contained or incorporated in its Government Contracts, and Litronic is in compliance in all material respects with the False Claims Act (as amended to date) or any similar applicable statutes or regulations concerning false claims, false statements, defective pricing, misrepresentation or procurement integrity concerning any Government Contract, General Services Administration Multiple Award Schedule or Supply Schedule, open market, commercial or other sale order involving or pursuant to its Government Contracts, except to the extent that noncompliance or violation does not and will not have a Material Adverse Effect; (iii) neither Litronic nor any other party has terminated, canceled or waived any material term or condition of any Government Contract, except to the extent that such termination, cancellation or waiver does not and will not have a Material Adverse Effect; and (iv) the cost accounting, estimating, property and procurement systems relating to Litronic's Government Contracts are in compliance in all material respects with applicable laws, regulations and contract provisions, including applicable cost principles and applicable cost accounting standards.

     (b) (i) Each billed account receivable in excess of $25,000 (determined individually) represents a bona fide claim against the Government for sales, services performed or other charges arising on or prior to the date hereof, and all the products delivered and services performed which gave rise to such accounts were delivered or performed in accordance with applicable Government Contracts; and (ii) all unbilled or unreserved amounts included in accounts receivable in excess of $25,000 (determined individually) will, in the ordinary course of business as currently conducted and consistent with past practices, mature into and become billed accounts receivable in the same or greater amount.

     (c) None of Litronic's Government Contracts has a currently incurred or currently projected cost overrun in an amount exceeding $25,000.

     (d) Except for liens securing obligations under Litronic's existing term loans and lines of credit with Fidelity National Bank and Bank of Yorba Linda and those liens made in accordance with the Assignment of Claims Act (as amended), 31 U.S.C. (S) 3727, and the Assignment of Contracts Act (as amended to date), 31 U.S.C. (S) 15, Litronic has not assigned or otherwise conveyed or transferred, or agreed to assign, to any Person, any Government Contracts to which it is a party, or any account receivable relating thereto, whether as a security interest or otherwise.

     (e) Litronic has not received any notice or other communication in any form from the Government regarding its actual or threatened disqualification, suspension, or debarment from contracting with the Government including without limitation any show cause notice or cure notices.

     (f) Except as set forth on the Litronic Disclosure Schedule there is no:
(i) pending or (to the knowledge of the Litronic Stockholders or Litronic) threatened investigation relating to any Government Contract to which Litronic is a party; (ii) existing or (to the knowledge of the Litronic Stockholders or Litronic) threatened claim, cost disallowance, pricing adjustment, or adverse audit finding relating to any Government Contract to which Litronic is a party, involving an amount exceeding $25,000; or (iii) termination for default or cure notice or show cause notice proposed or currently in effect, relating to any Government Contract to which Litronic is a party, involving an amount exceeding $25,000.

     3.34 Cumulative Exceptions. The exceptions and qualifications to the
          ---------------------
representations and warranties of Litronic in this Article 3 which are based upon such exceptions and qualifications not being "material" or being "in all material respects," or not having a Material Adverse Effect will not, individually or in the aggregate, have a Material Adverse Effect.

                   4.  REPRESENTATIONS AND WARRANTIES OF THE
                             LITRONIC STOCKHOLDERS

     Each of the Litronic Stockholders, severally and not jointly, represents and warrants to Parent, Pulsar and the Pulsar Stockholders that, except as expressly provided in the Litronic Disclosure Schedule by specific reference to a Section of this Article 4:

     4.1  Title to the Litronic Shares. All of the issued and outstanding
          ----------------------------
Litronic Shares purported to be owned by such Litronic Stockholder as set forth on the Litronic Disclosure Schedule pursuant to Section 3.2 are owned by such Litronic Stockholder free and clear of any Liens whatsoever, and the Litronic Shares are not bound by or subject to any proxy, agreement, voting trust or other restriction regarding the voting thereof.

     4.2  Authority. Such Litronic Stockholder has full power, authority and
          ---------
capacity to execute and deliver this Agreement and the Reorganization Agreement and to consummate those transactions contemplated hereby which pertain to it, and no other action is necessary by such Litronic Stockholder to consummate such transactions. This Agreement and the Reorganization Agreement have been duly and validly executed and delivered by such Litronic Stockholder and constitute legal, valid and binding obligations of such Litronic Stockholder enforceable against it in accordance with their terms, except as enforcement may be limited by Equitable Principles.

     4.3  No Conflicts. The execution, delivery and performance of this
          ------------
Agreement and the Reorganization Agreement by such Litronic Stockholder does not and will not (i) conflict with, result in a breach of, constitute a default (or an event that might, with the passage of time or the giving of notice or both, constitute a default) under, give rise to any right to terminate, cancel or accelerate, give rise to any loss of benefit under, or result in the creation of any Lien under, any of the material terms, conditions, or provisions of any indenture, mortgage, loan, or credit agreement or any other agreement or instrument to which such Litronic Stockholder is a party or by which it or its assets may be bound or affected; (ii) violate or constitute a material breach of any decision, judgment, or order of any court or arbitration board or of any governmental department, commission, board, agency, or instrumentality, domestic or foreign, by which such Litronic Stockholder is bound or to which it is subject; or (iii) violate any applicable law, rule, or regulation to which such Litronic Stockholder or any of its property is bound.

     4.4  Investment Representations.
          --------------------------

     (a) Such Litronic Stockholder has been informed and understands that the Parent Common Stock it will receive in the Reorganization has not been registered under the Securities Act, and, therefore, that such shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Litronic Stockholder acknowledges that, except as provided in the Registration Rights Agreement, Parent is under no obligation to register under the Securities Act any sale of such Parent Common Stock by it, or to comply with any provisions which would entitle its sale to any such exemption from registration. Such Litronic Stockholder is fully familiar with Rule 144 promulgated under the Securities Act.

     (b) Such Litronic Stockholder is acquiring Parent Common Stock in the Reorganization for its own account with no view to any distribution thereof in violation of the Securities Act. Such Litronic Stockholder has had the opportunity to discuss Parent's business, management and financial affairs with Parent's management. Such Litronic Stockholder has such knowledge and experience in financial matters that it is capable of evaluating the merits and risks of its investment in the Parent Common Stock. The financial condition of such Litronic Stockholder is such that it is able to bear all economic risks of investment in the Parent Common Stock, including the risks of holding the Parent Common Stock for an indefinite period of time. Such Litronic Stockholder is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act.

                  5.  REPRESENTATIONS AND WARRANTIES OF PULSAR
                          AND THE PULSAR STOCKHOLDERS

     Pulsar and the Pulsar Stockholders jointly and severally represent and warrant to Parent, Litronic and the Litronic Stockholders that, except as expressly provided in the Pulsar Disclosure Schedule by specific reference to a Section of this Article 5:

     5.1  Organization and Authority. Pulsar is a corporation duly organized,
          --------------------------
validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to (i) carry on its business as currently conducted by it and (ii) own, lease and operate its properties. Pulsar is duly qualified or licensed and in good standing as a foreign corporation, and has at all times when legally required been so qualified or licensed and in good standing, in those states listed on the Pulsar Disclosure Schedule, which are the only jurisdictions in which a failure to be so qualified or licensed would, in the aggregate, have a Material Adverse Effect on the business of Pulsar or the nature of the business conducted by it. Pulsar has full power and authority to execute and deliver this Agreement and each other agreement and instrument to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated hereby and perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Pulsar and the performance of Pulsar's obligations hereunder have been duly and validly authorized by all corporate actions including a unanimous vote of the Board of Directors of Pulsar and of Pulsar's Stockholders, and no other corporate proceedings on the part of Pulsar are necessary to authorize this Agreement or to consummate the transactions so contemplated or to perform Pulsar's obligations hereunder. This Agreement has been duly and validly executed and delivered by Pulsar constitutes a legal, valid and binding obligation of Pulsar enforceable against it in accordance with its terms, except as enforcement may be limited by Equitable Principles. True and complete copies of the Certificate of Incorporation of Pulsar and all amendments thereof, and of the Bylaws, as amended to date, have heretofore been forwarded to Litronic. Pulsar's minute books contain complete and accurate records of all meetings of Pulsar's stockholders and Board of Directors or written consents in lieu thereof through the date of this Agreement.

     5.2  Capitalization of Pulsar; No Subsidiaries. Pulsar has authorized
          -----------------------------------------
capital consisting of 1,000 shares of Common Stock, no par value, of which no shares are held in Pulsar's treasury. As of the date hereof, there are 1,000 issued and outstanding shares of Pulsar Common Stock. Immediately prior to the Acquisition Closing, the shares of Pulsar Common Stock issued and outstanding shall consist solely of the foregoing number plus the number of shares of Pulsar Common Stock, if any, issued between the date hereof and the Acquisition Closing upon the exercise or conversion of instruments (in each case solely if existing on the date hereof and disclosed on the Pulsar Disclosure Schedule), which exercise or conversion and which issuance are in accordance with the terms of such instruments as in effect on the date hereof. All of the Pulsar Shares are duly authorized, validly issued, fully paid and non-assessable and are owned of record and beneficially by the Pulsar Stockholders in the respective amounts listed on the Pulsar Disclosure Schedule. The Pulsar Stockholders have good and marketable title to all of the issued and outstanding shares of Pulsar's capital stock, free and clear of Liens and at the Acquisition Closing will own all of Pulsar's capital stock, free and clear of any and all Liens, including but not limited to, any claims by any present or former stockholders of Pulsar. Pulsar has no authorized class of capital stock other than the Common Stock. Pulsar does not own any shares of capital stock or other securities of, or any other interest in, nor does it control, directly or indirectly, of record or beneficially, any other corporation, association, joint venture, partnership, or other business organization. The Pulsar Shares have been issued and sold in full compliance with all applicable federal and state securities laws.

     5.3  Name. Pulsar has not had any other name and does not conduct or
          ----
operate, and has not heretofore conducted or operated, its business under any name other than its current name.

     5.4  No Violation of Existing Agreements. The execution and delivery of
          -----------------------------------
this Agreement, together with all documents and instruments contemplated herein, the consummation by Pulsar of the transactions contemplated hereby and thereby, including the IPO, the performance by Pulsar of its obligations hereunder and thereunder and compliance with the terms, conditions and provisions hereof and thereof by Pulsar do not (i) contravene any provisions of Pulsar's Certificate of Incorporation or Bylaws or other constituent document of Pulsar, each as amended to date; (ii) conflict with, result in a breach of, constitute a default (or an event that might, with the passage of time or the giving of notice or both, constitute a default) under, give rise to any right to terminate, cancel or accelerate, give rise to any loss of benefit under, or result in the creation of any lien, security interest or other encumbrance under, any of the material terms, conditions, or provisions of any indenture, note, bond, license, mortgage, loan or credit agreement or any other agreement or instrument to which Pulsar is a party or by which it or its assets may be bound or affected; (iii) violate or constitute a material breach of any decision, judgment, writ, injunction, decree, law, statute, rule or regulation or order of any court or arbitration board or of any governmental department, commission, board, agency, or instrumentality, domestic or foreign, by which Pulsar is bound or to which it is subject; (iv) violate any applicable law, rule, or regulation to which Pulsar or any of its property is bound; or (v) interfere or otherwise adversely affect the ability of Pulsar to carry on business after the Acquisition Closing on substantially the same basis as is now conducted by Pulsar.

     5.5  No Consents or Approvals of Governmental Authorities. No consent or
          ----------------------------------------------------
approval of, or filing and expiration of a period for disapproval by, any governmental authority is required for Pulsar to consummate the transactions contemplated by this Agreement.

     5.6  Financial Statements.
          --------------------

     (a) Pulsar heretofore delivered to Litronic (a) its Financial Statements consisting of audited balance sheets at December 31, 1995, December 31, 1996 and December 31, 1997 and the related statements of income, stockholders equity and cash flows for the three years then ended, which have been audited by KPMG Peat Marwick LLP, independent certified accountants, and (b) its unaudited balance sheet at September 30, 1998, statements of income, stockholders equity and cash flows for nine months ended September 30, 1998. The Financial Statements were prepared in accordance with GAAP, consistently applied, are intended to be consistent in form and substance with the requirements of Regulation S-X of the Commission under the Securities Act, and present fairly the financial position of Pulsar as of their respective dates, and the results of operations and cash flows for the periods presented therein. The books and records of Pulsar are complete and correct, have been maintained in accordance with good business practices, and accurately reflect the basis for the financial condition and results, subject to year end adjustments.

     (b) Pulsar maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and with statutory accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     5.7  Guarantees. The Pulsar Disclosure Schedule contains a complete and
          ----------
accurate list and summary description of all contractual guarantees currently in effect heretofore issued by the Pulsar Stockholders to any bank or other lender in connection with any credit facilities extended by such creditors to Pulsar or issued by the Pulsar Stockholders in connection with any other contracts or agreements for the benefit of Pulsar (collectively, the "Pulsar Guarantees") including the name of such creditor and the amount of the indebtedness, together with any interest and fees currently owing and expected to be outstanding as of the Acquisition Closing.

     5.8  Absence of Undisclosed Liabilities. Except as set forth or reserved
          ----------------------------------
against in the Balance Sheet or where provision has been made for adequate reserves for Taxes, Pulsar (a) did not have as of the Balance Sheet Date any material liability or obligation of any nature, whether accrued, absolute, contingent, or otherwise and whether due or to become due, including without limitation liabilities that may become known or arise after the date hereof and which relate to transactions entered into or any state of facts existing on or before the Balance Sheet Date and which would be required under GAAP to be shown in such balance sheet or referenced in the notes thereto, and (b) has not incurred since the Balance Sheet Date any such liability or obligation except in the ordinary course of business. Without limiting the foregoing, and except as specifically reserved against in the

Pulsar Balance Sheet, Pulsar has no material liability or obligation of any nature, whether accrued, absolute, contingent, or otherwise, to the Government for any adjustment or reimbursement of any amount previously paid to Pulsar by such entity under any agreement relating to the provision of any goods or services by Pulsar.

     5.9  Conduct of Business Since the Balance Sheet Date. Since the Balance
          ------------------------------------------------
Sheet Date, Pulsar has not taken (or suffered the occurrence of) any of the following actions or events, agreed to take any of the following actions, or taken any action that would otherwise result in a Material Adverse Effect to Pulsar (in each case except directly in connection with this Agreement):

     (a) entered into any transaction, agreement, or commitment other than in the ordinary course of business; or

     (b) entered into any transaction, agreement, or commitment, suffered the occurrence of any event or events, or experienced any change in financial condition, business, results of operations, prospects or otherwise, (i) that has interfered or is reasonably likely to interfere with the normal and usual operations of Pulsar's business or (ii) that, singly or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Effect on the financial condition, assets, liabilities, earnings or business of Pulsar; or

     (c) incurred any indebtedness for borrowed money, or assumed, guaranteed, endorsed or otherwise become responsible for the obligations of any other Person (except to endorse checks for collection for deposit in the ordinary course of business), or made any loan or advance to any Person; or

     (d) mortgaged, pledged, or otherwise encumbered, or, other than in the ordinary course of business, sold, transferred, or otherwise disposed of, any of the properties or assets of Pulsar, including any cancelled, released, hypothecated or assigned indebtedness owed to Pulsar, or any claims held by Pulsar, except for purchase money mortgages arising in the ordinary course of business and statutory liens arising or incurred in the ordinary course of business with respect to which the underlying obligations are not delinquent; or

     (e) made any investment of a capital nature or entered into a commitment for such investment either by purchase of stock or securities, contributions to capital, property transfer, or otherwise, or by the purchase of any property or assets of any other Person, except in each case in the ordinary course of business; or

     (f) declared, set aside, or paid any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of the capital stock of Pulsar, or redeemed or otherwise acquired, directly or indirectly, any shares of capital stock of Pulsar; or

     (g) paid any long-term liability, otherwise than in accordance with its terms; or

     (h) paid any bonus compensation to any officer, director, shareholder or employee of Pulsar or otherwise increased the compensation paid or payable to any of the foregoing; or

     (i) sold, assigned, or transferred any trademarks, trade names, logos, copyrights, formulae or other intangible assets; or

     (j) contracted with or committed to any third party to (i) sell any capital stock of Pulsar, (ii) sell any material assets of Pulsar other than in the ordinary course of business, (iii) effect any merger, consolidation or other reorganization of Pulsar or (iv) enter into any agreement with respect thereto; or

     (k) changed the costing system or depreciation methods of accounting for assets in any material respect; or

     (l) written up or written down the carrying value of its assets.

     5.10 Title to Assets. Pulsar owns no real property. Pulsar has good and
          ---------------
clear record title to all properties owned by it, including, without limitation, all property reflected in the Pulsar Balance Sheet, other than property disposed of in the ordinary course of business subsequent to the Balance Sheet Date (none of such dispositions being individually or collectively materially adverse), free and clear of any Liens, except (a) as reflected in the Pulsar Financial Statements, or as specified in the notes thereto, (b) liens for taxes not yet due or payable or being contested in good faith by appropriate proceedings and as to which appropriate reserves have been set aside in the Pulsar Balance Sheet and (c) such imperfections of title and encumbrances, if any, as do not materially detract from the value or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations.

     5.11 Leases. A list and brief description of leases of personal property
          ------
involving rental payments within any 12 month period in excess of $25,000, as to which Pulsar is a party, either as lessee or lessor, are set forth in the Pulsar Disclosure Schedule. All such leases are valid and, to the knowledge of Pulsar, enforceable in accordance with their respective terms except as may be limited by Equitable Principles.

     5.12 Intellectual Property.
          ---------------------

     (a) The Pulsar Disclosure Schedule contains a correct and complete list of all United States and foreign brand marks and brand name registrations, copyrights, copyright registrations and copyright applications, trademark registrations and applications for registration, patents and patent applications, trademarks, service marks and trade names used in Pulsar's business as presently conducted and all licenses, assignments and releases of the intellectual property rights of others in works embodied in its products and all applications for all inventions, discoveries, improvements, processes, formulae, technology, know-how and other intellectual property, proprietary rights and trade secrets relating to the business and all licenses and other agreements to which Pulsar is a party or otherwise bound which relate to any of the intangibles or the inventions or Pulsar's use thereof in connection with Pulsar's business (the "Pulsar Proprietary Information"). There is (i) to Pulsar's knowledge, no existing or threatened infringement, misuse or misappropriation of Pulsar Proprietary Information by others and (ii) no pending or threatened claim by Pulsar against others for infringement, misuse or misappropriation of any Pulsar Proprietary Information. The Pulsar

Proprietary Information is sufficient to carry on the business of Pulsar as presently conducted, and Pulsar has the right to use, free and clear of claims or rights of others, all Pulsar Proprietary Information required for its products or services or its business as presently conducted. Pulsar is the exclusive owner of all right, title and interest in the Pulsar Proprietary Information as purported to be owned by Pulsar, and the Pulsar Proprietary Information is valid and in full force and effect. Neither the present business activities nor its products infringe, misuse or misappropriate any patent, trademark, trade name, service mark, trade secret, copyright or other intellectual property right of others, and to Pulsar's knowledge no one is claiming nor is it anticipated that anyone will claim any such infringement, misuse or misappropriation. To the knowledge of Pulsar, the Pulsar Proprietary Information is presently valid and protectable and is not part of the public domain or knowledge, nor, to the knowledge of Pulsar, has any of it been used, divulged or appropriated for the benefit of any person other than Pulsar to the detriment of Pulsar. Pulsar has not granted to any person any license or other right to use in any manner any of the Pulsar Proprietary Information, whether or not requiring the payment of royalties, except as set forth in the Pulsar Disclosure Schedule. Pulsar has no obligation still outstanding to compensate other Person for the use of any Pulsar Proprietary Information or for the sale of any service or product comprising or derived from Pulsar Proprietary Information. No university, government agency (whether federal or state) or other organization which sponsored research and development conducted by Pulsar has any claim of right to or ownership of or other encumbrance upon the Pulsar Proprietary Information.

     (b) Pulsar has taken reasonable measures to protect and preserve the security, confidentiality and value of the Pulsar Proprietary Information, including its trade secrets and other confidential information. To Pulsar's knowledge, no employee or consultant of Pulsar has used any trade secrets or other confidential information of any other person in the course of his or her work for Pulsar. To Pulsar's knowledge, Pulsar is not making unlawful use of any confidential information or trade secrets belonging to any past or present employees of Pulsar. Neither Pulsar nor, to the knowledge of Pulsar, any of Pulsar's employees or consultants have any agreements or arrangements with former employers of such employees or consultants relating to confidential information or trade secrets of such employers or are bound by any consulting agreement relating to confidential information or trade secrets of another entity. The activities of Pulsar's employees on behalf of Pulsar do not violate any agreements or arrangements known to Pulsar which any such employees have with former employers or any other entity to whom such employees may have rendered consulting services.

     (c) Pulsar owns or has the right to use pursuant to lease, license, sublicense, agreement or permission all computer hardware, software and information systems listed on the Pulsar Disclosure Schedule and necessary for the operation of the business of Pulsar as presently conducted (collectively, "Pulsar Systems"). Each Pulsar System owned or used by Pulsar immediately prior to the Acquisition Closing will be owned or available for use by Pulsar on identical terms and conditions immediately subsequent to the Acquisition Closing. With respect to each Pulsar System owned by a third party and used by Pulsar pursuant to lease, license, sublicense, agreement or permission, to Pulsar's knowledge: (a) the lease, license, sublicense, agreement or permission covering the Pulsar System is legal, valid, binding, enforceable, and in full force and effect; (b) the lease, license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Acquisition Closing; (c) no party to any such lease, license, sublicense, agreement or permission is in breach or default, and no event has occurred with which notice or lapse of time would constitute a breach or default, and permit termination, modification or acceleration thereunder; (d) no party to any such lease, license, sublicense, agreement or permission has repudiated any provision thereof; (e) Pulsar has not granted any sublicense, sublease or similar right with respect to any such lease, license, sublicense, agreement or permission; (f) Pulsar's use and continued use of the Pulsar Systems does not and will not interfere with, infringe upon, misappropriate or otherwise come into conflict with, any intellectual property rights of third parties as a result of the continued operation of Pulsar's business.

     5.13 Obligations to or from Affiliates.
          ---------------------------------

     (a) All material transactions between Pulsar and any stockholder, officer or director of Pulsar, or any Affiliate of any stockholder, officer or director of Pulsar, entered into on or after the Balance Sheet Date have been conducted on an arm's-length basis on terms no different than would be obtained if the transaction had been between Pulsar and an unrelated party. Except for debts or other outstanding obligations reflected on the Pulsar Balance Sheet, there are no debts or other obligations of Pulsar to, or to Pulsar from, either of the Pulsar Stockholders or any officer or director, or any Affiliate of the Pulsar Stockholders or any officer or director of Pulsar.

     (b) The Pulsar Disclosure Schedule sets forth all information that would be required to be provided under Item 404 of Regulation S-K of the Commission under the Securities Act if a registration statement on Form S-1 were filed by Pulsar with the Commission on the date hereof.

     5.14 Material Contracts. The Pulsar Disclosure Schedule lists all material
          ------------------
leases, contracts, instruments, agreements or commitments (whether written or oral) relating to the conduct of the business of Pulsar (the "Material Pulsar Contracts"). Pulsar has delivered to Litronic true and correct copies of each written Material Pulsar Contract and a written description, accurate in all material respects, of each oral arrangement so listed. Without limiting the generality of the foregoing, the aforesaid list includes all material contracts, agreements and instruments of the following types to which Pulsar is a party:

     (a) labor union contracts, together with a list of all labor unions representing or, to Pulsar's knowledge, attempting to represent employees of Pulsar;

     (b) (i) all employee benefit plans (as defined in Section 3(3) of ERISA and subject to ERISA), maintained, administered or contributed by Pulsar or any of its ERISA affiliates, (ii) all supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Section 125 of the Code) or dependent care (Section 129 of the Code), life insurance or accident insurance, bonus, pension, profit sharing, savings, deferred compensation, or incentive plans, programs, policies, commitments, practices, or arrangements maintained, administered or contributed by Pulsar or any of its ERISA affiliates which are not employee benefit plans as otherwise covered under clause (i) above, (iii) any stock option, stock purchase, phantom stock, stock appreciation rights or similar stock-oriented compensation programs maintained, administered or contributed by Pulsar or any of its ERISA affiliates, (iv) other fringe or employee benefit programs or arrangements maintained, administered or contributed by Pulsar or any of its

ERISA affiliates that apply to senior management of Pulsar and that do not generally apply to all employees which are not employee benefit plans otherwise covered under clause (i) above, (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Pulsar or any of its ERISA affiliates remain for the benefit of or relating to any present or former employee, consultant or director of Pulsar or any of its ERISA affiliates which are not employee benefit plans otherwise covered under clause (i) above, and (vi) all arrangements which would otherwise be described in clauses (i) through (v) above except for the fact that they are maintained, administered or contributed to by Pulsar or any of its ERISA affiliates primarily for non-U.S. citizens or non-U.S. residents, together with a list of all pensioned employees of Pulsar or any of its ERISA affiliates or obligations to provide any pensions hereafter other than pursuant to the plans, programs, policies, commitments, practices or arrangements hereinbefore in this item described (all of items described in this Section 5.14 being collectively referred to as the "Pulsar Plans" or individually as a "Pulsar Plan");

     (c) employment contracts or agreements, consulting agreements, agreements providing for termination or severance benefits, non-competition agreements, non-disclosure agreements, contracts for professional personal services, contracts with other persons engaged in sales or distributing activities, and advertising contracts;

     (d) written or oral agreements, understandings and arrangements of any kind with any officer, director, employee, shareholder or agent of Pulsar relating to present or future compensation or other benefits available to such person or otherwise, together with a list of the names and current annual salary rates of all present officers and employees of Pulsar whose current salary rate is $50,000 or more and any bonuses paid or payable to each such person for the 1997 fiscal year;

     (e) indentures, loan agreements, notes, security agreements, mortgages, conditional sales contracts, leases of real or personal property, contracts for the purchase or sale of real or personal property, and agreements for financing;

     (f) property, casualty, crime, directors and officers, and other forms of insurance;

     (g) all bank accounts and safety deposit boxes identifying all authorized signatories, together with a list of all effective powers of attorney granted by Pulsar to anyone;

     (h) agreements, contracts or other arrangements to which Pulsar is a guarantor, surety or endorser;

     (i) contracts, agreements, commitments, arrangements or understandings providing for the purchase or sale of all or substantially all of Pulsar's requisites of a particular product from a single supplier or to a single customer;

     (j) contracts, agreements, commitments, arrangements or understandings which limit the freedom of Pulsar from competing in any line of business or with any person or entity;

     (k) license agreements (as licensor or licensee);

     (l) leases of real and personal property with a term of more than one year (regardless of whether Pulsar is lessor or lessee); and

     (m) contracts, agreements, instruments, arrangements or understandings which have not been included in items (a) through (l) above involving payment by or to Pulsar of more than $25,000 or not terminable without penalty or otherwise materially affecting the assets, financial condition, properties or business of Pulsar.

All of the Material Pulsar Contracts are in full force and effect. Except to the extent that a Material Adverse Effect on Pulsar's financial condition, assets, liabilities, earnings, business or prospects would not result if the following were not true: (A) Pulsar and each other party to each of the Material Pulsar Contracts have performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any of the Material Pulsar Contracts, except as otherwise set forth in the Pulsar Disclosure Schedule; (B) Pulsar has no present expectation or intention of not fully performing all of its obligations under any of the Material Pulsar Contracts, and Pulsar has no knowledge of any breach or anticipated breach by any other party to any of the Material Pulsar Contracts; (C) there exists no actual or, to the knowledge of Pulsar, threatened termination, cancellation or limitation of the business relationship of Pulsar with any party to any Material Pulsar Contract; and (D) consummation of the transactions contemplated hereby and performance by Pulsar of its obligations hereunder shall not require the consent or permission of any party to any Material Pulsar Contract or permit any party to terminate, suspend or alter the terms of any Material Pulsar Contract, except as otherwise set forth in the Pulsar Disclosure Schedule.

     5.15 Litigation. There are no actions, suits, causes of action, claims,
          ----------
litigation, arbitration, administrative hearings, or other form of proceedings or disputes of any kind pending or, to the best knowledge of Pulsar and the Pulsar Stockholders, threatened against Pulsar or its officers or directors (in their capacities as such) or involving, affecting or relating to its capacity to complete the transactions contemplated herein in any court, at law or in equity, or before any arbitration board or any governmental department, commission, board, bureau, agency or instrumentality; nor has Pulsar been, nor is it, subject to any orders, stipulations, awards, fines, judgments, decrees or injunctions the effect of which in the aggregate would have a Material Adverse Effect on the business or financial position of Pulsar including, but not limited to, limitation, restriction, regulation, enjoinment or prohibition of any business practice of Pulsar in any area or the acquisition by Pulsar of any properties, assets or businesses. Pulsar does not know or have grounds to know of any basis for any such action, suits, or other form of proceeding or disputes or of any governmental investigation relating to Pulsar or its business.

     5.16 Taxes.
          -----

     (a) (i) All Tax Returns of, relating to or which include Pulsar which are required to have been filed have been filed on a timely basis with the appropriate authorities and all such Tax Returns are true, correct and complete in all respects; (ii) all Taxes required to have been paid by Pulsar (including amounts collected or withheld from third parties required to have been paid over to the appropriate authorities) have been paid in full on a timely basis to the appropriate authorities or contested in good faith or adequate provision made for payment; and (iii) all Taxes or other amounts required to have been collected or withheld by Pulsar have been timely and properly collected or withheld. Pulsar has duly withheld all payroll taxes, FICA and other federal, state and local taxes and other items requiring to be withheld by it from employer wages, and has duly deposited the same in trust for or paid over to the proper taxing authorities. Pulsar has not executed or filed with any taxing authority any agreement extending the periods for the assessment or collection of any Taxes, and is not a party to any pending or, to the best knowledge of Pulsar and the Pulsar Stockholders, threatened, action or proceeding by any governmental authority for the assessment and collection of Taxes. Within the past three years, the United States federal income tax returns of Pulsar have not been audited by the IRS, nor has any state's taxing authority audited any merchandise, personal property, sales or use tax returns of Pulsar.

     (b) (i) No taxing authority has asserted in writing to Pulsar any adjustment, deficiency, or assessment that could result in additional Tax for which Pulsar is or may be liable; (ii) there is no pending audit, examination, investigation, dispute, proceeding or claim for which Pulsar has received notice relating to any Tax for which Pulsar is or may be liable; (iii) no statute of limitations with respect to any Tax for which Pulsar is or may be liable has been waived or extended; (iv) the due date of any Tax Returns that Pulsar is required to file has not been extended; and (v) Pulsar is not a party to any Tax sharing or Tax allocation agreement, arrangement or understanding, except as otherwise set forth in the Pulsar Disclosure Schedule.

     (c) There are no liens on any of the assets of Pulsar which arose in connection with any failure or asserted failure to pay any Tax, other than liens for current Taxes not yet due and payable.

     (d) Pulsar is not a party to any compensation contract, agreement, plan or arrangement that, individually or collectively, could give rise to any payment that would not be deductible by reason of Section 162, 280G or 404 of the Code.

     (e) Pulsar has not been a member of an affiliated group filing a consolidated federal income Tax Return, and Pulsar is not liable for the Taxes of any person under Treasury Regulation 1.1502-6 (or any similar provision of state, local, or foreign law) as transferee or successor, by contract or otherwise.

     (f) Copies of (i) any correspondence or other documents relating to any Tax examinations, (ii) extensions of statutory limitations, (iii) the federal, state and local income Tax Returns and franchise Tax Returns of Pulsar, and (iv) correspondence between Pulsar and all taxing authorities for its last three (3) taxable years previously have been furnished to Litronic and such Tax Returns are true, correct and complete.

     (g) The provision for Taxes, if any, shown on the Pulsar Balance Sheet is adequate to cover the aggregate liability of Pulsar arising out of facts or circumstances occurring, incurred in respect of or measured by income of Pulsar, arising out of transactions on or prior to the Balance Sheet Date for all Taxes.

     (h) Pulsar has filed federal and state, and if applicable, local Tax Returns for each period ending on or prior to the Acquisition Closing.

     (i) Neither Pulsar nor any Pulsar Stockholder is a foreign person, as such term is referred to in Section 1445(f)(3) of the Code.

     (j) None of the assets of Pulsar constitutes property that Pulsar, will be required to treat as being owned by another person pursuant to the "Safe Harbor Lease" provisions of Section 168(f)(8) of the Code prior to repeal by the Tax Equity and Fiscal Responsibility Act of 1982.

     (k) Pulsar has not at any time consented, and the Pulsar Stockholders will not permit Pulsar to elect, to have the provisions of Section 341(f)(2) of the Code apply to it.

     (l) Pulsar is not a personal service corporation subject to the provisions of Section 269A of the Code.

     5.17 Absence of Material Events. Except as provided in this Section 5.17
          --------------------------
and the Pulsar Disclosure Schedule, since the Balance Sheet Date the business of Pulsar has been conducted in the ordinary course of business (including borrowing money for working capital purposes only) and there has not been (a) any material adverse change in the business, affairs, prospects, operations, earnings or financial condition of Pulsar nor, to the best of Pulsar's knowledge, are any such changes threatened, anticipated or contemplated; (b) any actual or, to Pulsar's knowledge, threatened, anticipated or contemplated damage, destruction, loss, conversion, termination, cancellation, default or taking by eminent domain or other action by governmental authority which has materially affected or may hereafter materially affect the properties, assets, business affairs, cash flow or results of operation or prospects of Pulsar; (c) any material and adverse pending or, to Pulsar's knowledge, threatened, anticipated or contemplated dispute of any kind with any material customer, supplier, source of financing, employee, landlord, subtenant or licensee of Pulsar, or any pending or, to Pulsar's knowledge, threatened, anticipated or contemplated occurrence or situation of any kind, nature or description which is reasonably likely to result in any reduction in the amount, or any change in the terms or conditions, of business with any material customer, supplier or source of financing; (d) any pending, or to Pulsar's knowledge, threatened, anticipated or contemplated occurrence or situation of any kind, nature or description materially and adversely affecting the properties, assets, business, affairs or prospects of Pulsar; (e) any waivers by Pulsar of any right, or cancellation of any debt or claim, of substantial value; (f) any declarations, set asides or payments of any dividend or other distributions or payments in respect of Pulsar capital stock; or (g) any changes in the accounting principles or methods which are utilized by Pulsar.

     5.18 Insurance. The Pulsar Disclosure Schedule contains a complete and
          ---------
correct list and summary description of all contracts and policies of insurance relating to any of Pulsar's assets or business, to which Pulsar is an insured party, beneficiary or loss payable payee and insurance relating to the Pulsar Stockholders to which Pulsar is a beneficiary or loss payable payee. Such policies are in full force and effect, all premiums due and payable with respect thereto have been paid, and no notice of cancellation or termination has been received by Pulsar with respect to any such policy.

     5.19 Banks; Power of Attorney. The Pulsar Disclosure Schedule contains a
          ------------------------
complete and correct list showing (a) the names of each bank in which Pulsar has an account or safe deposit box and the names of all persons authorized to draw thereon or who have access thereto, and (b) the names of all persons, if any, holding powers of attorney from Pulsar.

     5.20 Absence of Improper Payments. Since January 1, 1994, Pulsar: (a) has
          ----------------------------
not made any contributions, payments or gifts of its property to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payments or gifts is illegal under the laws of the United States, any state thereof or any other jurisdiction (foreign or domestic); (b) has not established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on its books or records for any reason; (c) has not made any payments to any person where Pulsar intended or understood that any part of such payment was to be used for any other purpose other than that described in the documents supporting the payment; or (d) has not made any contribution, or has reimbursed any political gift or contribution made by any other person, to candidates for public office, whether federal, state or local, where such contribution would be in violation of applicable law.

     5.21 ERISA.
          -----

     (a) The Pulsar Disclosure Schedule contains a complete list of all Pulsar Plans.

     (b) None of Pulsar Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA, a "multiple employer plan" as such term is defined in
Section 413 of the Code, or a "defined benefit pension plan" as such term is defined in Section 3(35) of ERISA. With respect to each Pulsar Plan, Pulsar has delivered to Pulsar true and complete copies of the following for each Pulsar Plan, if applicable: (i) the plan document and any amendments thereto; (ii) the summary plan description and any summary material modifications; (iii) the trust agreement, insurance policy or other instrument relating to the funding of Pulsar Plans; (iv) the annual reports (Form 5500 series) and accompanying Schedules for Pulsar Plans filed with the IRS or Department of Labor for the last three years; (v) the audited financial statements for Pulsar Plans for the last three years; and (vi) the most recent determination letters issued by the IRS with respect to Pulsar Plans that are intended to qualify under Section 401(a) of the Code; and (vii) any governmental rulings, notices, determination, and opinions (and pending requests therefore). The foregoing documents accurately reflect all of the terms of such Pulsar Plans including, without limitation, any agreement or provision which would limit the ability of any entity to make prospective amendments to or to terminate any of Pulsar Plans.

     (c) Each Pulsar Plan which is an "employee pension benefit plan" as defined in Section 3(2) of ERISA ("Pulsar Pension Plan") has been determined by the IRS to be qualified under Section 401(a) of the Code, and each such plans remains so qualified, and to Pulsar's knowledge after due inquiry, no facts or circumstances exist which could result in the revocation of such qualification.

     (d) Each Pulsar Plan which is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA ("Pulsar Welfare Plan") which is intended to meet the requirements for tax-favored treatment under the Code to Pulsar's knowledge after due inquiry meets such requirements.

     (e) Without limiting the generality of this Section 5.21, each Pulsar Plan has been administered in accordance with its terms and the Code, and each Pulsar Pension Plan and Pulsar Welfare Plan has been administered in all material respects in accordance with ERISA. No facts or circumstances exist which might give rise to any liability of Pulsar or ERISA affiliate or any of the Pulsar Stockholders. Pulsar has paid all amounts required under applicable law, any Pulsar Pension Plan and any Pulsar Welfare Plan to be paid as a contribution to each Pulsar Pension Plan and Pulsar Welfare Plan through the date hereof. Pulsar has set aside adequate reserves to meet contributions which are not yet due under any Pulsar Pension Plan and Pulsar Welfare Plan.

     (f) Neither Pulsar nor any other "disqualified person" or "party in interest" (as such terms are defined in Section 4975 of the Code and Section 3(14) or ERISA, respectively) has engaged in any action or taken any other action with respect to any Pulsar Plan which would subject Pulsar, any ERISA affiliate or the Pulsar Stockholders to (i) any tax, penalty or liability for a prohibited transaction under ERISA or the Code, (ii) any tax under Code Sections 4971, 4972, 4976, 4977, or 4979, or (iii) a penalty under ERISA Section 502(c) or 502(l).

     (g) Pulsar, to the extent it is a fiduciary with respect to any Pulsar Pension Plan or Pulsar Welfare Plan, has not breached any of its responsibilities or obligations imposed upon fiduciaries under ERISA or the Code which could result in any claim being made under, by or on behalf of any Pulsar Pension Plan or Pulsar Welfare Plan or any participant or beneficiary thereof other then benefit claims in the ordinary course, in any such event which could give rise to liability to Pulsar or any of its ERISA affiliates.

     (h) Each Pulsar Welfare Plan which is a group health plan within the meaning of Code Section 5000(b)(1) complies with and in each and every case has complied with the applicable requirements of Code Section 4980B and Part 6 of Title I of ERISA.

     (i) Except as set forth in the Pulsar Disclosure Schedule, no Pulsar Plan, other than a Pulsar Pension Plan, provides benefits, including death, life, dental, health or medical benefits (whether or not insured), with respect to current or former employees of Pulsar and any of its subsidiaries beyond their retirement or other termination of service with Pulsar, any of its subsidiaries or ERISA affiliates, other than coverage mandated by applicable law.

     5.22 Labor Matters. A true and complete list of all of Pulsar's officers,
          -------------
employees (the "Pulsar Employees") and consultants (the "Pulsar Consultants") and their respective salaries, wages, other compensation, dates of employment, date and amount of last salary or compensation increase, and positions has been provided to Litronic by Pulsar. There are no material disputes, employee grievances, or disciplinary actions pending or, to the knowledge of Pulsar, threatened by or between Pulsar and any of the Pulsar Employees or Pulsar Consultants. With respect to the Pulsar Employees and Pulsar Consultants, Pulsar has complied in all respects with all provisions of all laws relating to the employment of labor and has no liability for any arrears of wages or taxes or penalties for failure to comply with any such law or for any severance or termination payments of any type. None of the Pulsar Consultants are or were (while classified by Pulsar as Pulsar Consultants) employees of Pulsar for any purpose whatsoever. No employees of Pulsar are or ever have been represented by a bargaining representative with respect to Pulsar, and no election or proceedings relating to the labor relations of Pulsar is pending or, to the best of Pulsar's knowledge, threatened. Pulsar has not had any material union activity or had any material labor disruption or material dispute with its employees of any kind, nature or description at any time heretofore. All personnel policies and manuals of Pulsar are listed on the Pulsar Disclosure Schedule and true and complete copies thereof have been provided to Litronic. No Pulsar Employee or Pulsar Consultant shall have the right to receive from Pulsar a severance payment or other payment in the nature thereof if his or her employment is terminated by Pulsar following the Acquisition Closing, whether such right arises as a matter of contract, past policy or understanding, by operation of law, or otherwise.

     5.23 Permits: Compliance with Law. Pulsar possesses all Permits necessary
          ----------------------------
to own or lease and operate its properties and to conduct its business as now conducted, except for incidental Permits that would be readily obtainable without undue burden in the event of any lapse, termination, cancellation, or forfeiture or that if not obtained would not have a Material Adverse Effect on Pulsar's business. All such material Permits are in full force and effect, and, to the knowledge of Pulsar, no suspension or cancellation of any of them is threatened, and no material Permits will be adversely affected by the consummation of the Reorganization or the Acquisition. Pulsar has not failed nor is it failing to comply with any applicable law, rule, regulation, order, zoning or other ordinance, statute, injunction, decree or any other requirement of any court or governmental or administrative body or agency, where such failure would have a Material Adverse Effect on Pulsar's business, and there are no proceedings pending or, to Pulsar's knowledge, threatened, nor has Pulsar received any notice, regarding any such failure.

     5.24 Environmental Matters. Pulsar is, and to Pulsar's knowledge all real
          ---------------------
property owned or otherwise occupied by Pulsar is and has been at all times when so owned or occupied, in material compliance with all Environmental Laws, except, in each case, where such noncompliance, singly or in the aggregate, would not have a Material Adverse Effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of Pulsar. No Hazardous Materials are stored, utilized or otherwise present on any property owned or otherwise occupied by Pulsar, excepting only (x) cleaning supplies and similar materials customarily used by businesses in Pulsar's industry in quantities consistent with such use, and (y) petroleum products that are used for heating (including water heating) in facilities located on such property, none of which are stored in underground storage tanks, or that are present in vehicles located on such property. Pulsar has not released, and has not affirmatively consented to any release of, Hazardous Materials on, under or affecting any real property during the period of Pulsar's ownership, occupation or operation of such property (including its participation in or exercise of any degree of control over the management of any business located on such property). For purposes of this Section 5.24, real property owned by third parties but "occupied" by Pulsar shall mean only that portion of such property as is either leased by Pulsar or in fact is otherwise physically occupied or utilized by Pulsar. To the knowledge of Pulsar, there is no alleged or potential liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) of Pulsar arising out of, based on or resulting from any act or event that constitutes a violation or alleged violation of any Environmental Law, which alleged or potential liability
(i) arises out of or relates to acts or events occurring during Pulsar's possession or occupation of the applicable property, and (ii) singly or in the aggregate, would have a Material Adverse Effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of Pulsar.

     5.25 Corporate Records. The corporate record books of Pulsar are in all
          -----------------
material respects in good order, complete, accurate, up to date, with all necessary signatures, and set forth all meetings and actions taken by the shareholders and directors, and all votes of the shareholders or directors set forth in certificates furnished to anyone at any time heretofore conform in all material respects to the votes contained in the record book of Pulsar.

     5.26 Condition of Assets. All premises, fixtures and equipment owned or
          -------------------
used by Pulsar and material to its business have been properly maintained and are in good operating order and repair, free from known defects in construction or design, sound and properly functioning (normal wear and tear expected), usable in the ordinary course of business and not obsolete, and (to Pulsar's knowledge in the case of leased property) in material compliance with all applicable zoning, building and fire codes and all other applicable laws, rules, regulations and requirements of governmental authorities and the fire insurance rating association having jurisdiction.

     5.27 Accounts Receivable. All of the accounts receivable of Pulsar shown or
          -------------------
reflected on the Pulsar Balance Sheet, less the reserve for doubtful accounts and notes in the amount shown on the Pulsar Balance Sheet, are valid and enforceable claims and subject to no setoff or counterclaim. All of the accounts receivable of Pulsar shown or reflected on the Pulsar Balance Sheet and as at December 31, 1998 (as reflected on Pulsar's balance sheet as of such date, when and as delivered to Litronic) will be collected in full within 60 days thereafter except to the extent of the reserve for doubtful accounts shown on the Pulsar Balance Sheet or posted on the books of Pulsar of such date. The reserve for doubtful accounts as at December 31, 1998 will not be in excess of said reserve as shown on the Pulsar Balance Sheet. Pulsar has no accounts or loans receivable from any of its directors, officers or employees.

     5.28 Charter Documents. Pulsar has heretofore delivered to Litronic copies
          -----------------
of its Certificate of Incorporation, as amended to date, certified by the appropriate governmental authority, and copies of its Bylaws, as amended to date, and a list of the officers and directors of Pulsar in office, all as certified by its Secretary.

     5.29 Disclosure of all Material Matters.
          ----------------------------------

     (a) No statement of a material fact set forth in this Agreement (including without limitation all information in the Financial Statements, the Pulsar Disclosure Schedule and the other Schedules, Exhibits and attachments hereto, taken as a whole) with respect to Pulsar or its stockholders is false or misleading, nor does this Agreement (including, without limitation all information in the Financial Statements, the Pulsar Disclosure Schedule and the other Schedules, Exhibits, and attachments hereto, taken as a whole) omit to state a material fact necessary in order to make the statements made or information disclosed, in the light of the circumstances under which they were made or disclosed, not misleading.

     (b) Provided only that any information furnished in writing by Litronic to Pulsar specifically for inclusion in the Registration Statement or the Prospectus (as applicable) is accurate, complete and not misleading, and that Pulsar has deleted from the Registration Statement or the Prospectus (as applicable) any information with respect to Litronic or its Business, operations or affiliates that Litronic has specifically requested be deleted, (i) at the time the Registration Statement becomes effective under the Securities Act, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and will comply in all material respects with applicable state and Federal securities laws, and (ii) at the time of each closing in connection with the IPO, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will comply in all material respects with applicable state and Federal securities laws.

     5.30 Customers and Suppliers. The Pulsar Disclosure Schedule sets forth a
          -----------------------
complete and correct list, as of December 31, 1998, of (a) the 20 largest customers of the business and (b) the 20 largest suppliers of the business. There are no (i) threatened cancellations by the aforesaid customers or suppliers with respect to Pulsar's business, (ii) outstanding disputes by such customers or suppliers with Pulsar and its business, or (iii) any adverse changes in the business relationship between Pulsar and any such customer or supplier.

     5.31 Product Warranty. Substantially all of the products manufactured,
          ----------------
sold, leased, and delivered by Pulsar have conformed in all material respects with all applicable contractual commitments and all express and implied warranties and, to Pulsar's knowledge, Pulsar has no material liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due) for repair or replacement thereof or other damages in connection therewith. Substantially all of the products manufactured, sold, leased and delivered by Pulsar are subject to standard terms and conditions of sale or lease. Pulsar has delivered to Litronic copies of the standard terms and conditions of sale or lease for each of Pulsar (containing applicable guaranty, warranty, and indemnity provisions). The Pulsar Disclosure Schedule sets forth the aggregate expenses incurred by Pulsar in fulfilling its obligations under its guaranty, warranty and indemnity provisions during each of the fiscal years and interim period covered by Pulsar's Financial Statements and Pulsar knows of no reason why such expenses should significantly increase as a percentage of sales in the future.

     5.32 Year 2000 Compliance. Pulsar's information technology is Year 2000
          --------------------
Compliant. For purposes of this Section 5.32, Pulsar's information technology shall include computer software, computer firmware, computer hardware (whether general or specific purpose), equipment including embedded programmable microchips or controllers and other similar or related items of automated, computerized, or software systems that are used or relied on by Pulsar in the conduct of its business.

     5.33 Export Control and Related Matters.
          ----------------------------------

     (a) Pulsar is in compliance in all material respects with all United States and foreign Export Control Laws.

     (b) Pulsar has all necessary authority under the Export Control Laws to conduct its operations as currently conducted, including all necessary (i) Permits for any pending export transactions, (ii) Permits for the disclosure of information to foreign Persons and (iii) registrations with Governmental Entities with authority to implement the Export Control Laws.

     (c) Pulsar has not participated directly or indirectly in any boycotts or other similar practices in violation of the regulations of the United States Department of Commerce or Section 999 of the Code.

     5.34 Government Contracts.
          --------------------

     (a) Except as set forth in the Pulsar Disclosure Schedule, with respect to the Government Contracts to which Pulsar is a party: (i) such Government Contracts constitute valid and binding obligations of Pulsar and, to the knowledge of Pulsar, the other party or parties thereto, enforceable in accordance with their terms, except as enforcement may be limited by Equitable Principles; (ii) Pulsar is in compliance in all material respects with the terms of all Government Contracts to which it is a party and all laws, regulations and contract provisions applicable to the obtaining, formation, pricing, performance, billing, administration and other aspects of its Government Contracts, including compliance in all material respects with the Truth in Negotiations Act (as amended) and with all defective pricing, price reduction or similar clauses contained or incorporated in its Government Contracts, and Pulsar is in compliance in all material respects with the False Claims Act (as amended) or any similar applicable statutes or regulations concerning false claims, false statements, defective pricing, misrepresentation, or procurement integrity concerning any Government Contract, General Services Administration Multiple Award Schedule or Supply Schedule, open market, commercial or other sale order involving or pursuant to its Government Contracts, except to the extent that noncompliance or violation does not and will not have a Material Adverse Effect; (iii) neither Pulsar nor any other party has terminated, canceled or waived any material term or condition of any Government Contract, except to the extent that such termination, cancellation or waiver does not and will not have a Material Adverse Effect; and (iv) the cost accounting, estimating, property and procurement systems relating to Pulsar's Government Contracts are in compliance in all material respects with applicable laws, regulations and contract provisions, including applicable cost principles and applicable cost accounting standards.

     (b) (i) Each billed account receivable in excess of $25,000 (determined individually) represents a bona fide claim against the Government for sales, services performed or other charges arising on or prior to the date hereof, and all the products delivered and services performed which gave rise to such accounts were delivered or performed in accordance with applicable Government Contracts; and (ii) all unbilled or unreserved amounts included in accounts receivable in excess of $25,000 (determined individually) will, in the ordinary course of business as currently conducted and consistent with past practices, mature into and become billed accounts receivable in the same or greater amount.

     (c) None of Pulsar's Government Contracts has a currently incurred or currently projected cost overrun in an amount exceeding $25,000.

     (d) Except for liens securing obligations under Pulsar's existing line of credit with Wilmington Trust Company and IBM Global Finance Corporation, Pulsar has not assigned or otherwise conveyed or transferred, or agreed to assign, to any Person, any Government Contracts to which it is a party, or any account receivable relating thereto, whether as a security interest or otherwise.

     (e) Pulsar has not received any notice or other communication in any form from the Government regarding its actual or threatened disqualification, suspension, or debarment from contracting with the Government including without limitation any show cause notice or cure notices.

     (f) Except as set forth on the Pulsar Disclosure Schedule there is no: (i) pending or (to the knowledge of the Pulsar Stockholders or Pulsar) threatened investigation relating to any Government Contract to which Pulsar is a party;
(ii) existing or (to the knowledge of the Pulsar Stockholders or Pulsar) threatened claim, cost disallowance, pricing adjustment or adverse audit finding relating to any Government Contract to which Pulsar is a party, involving an amount exceeding $25,000; or (iii) termination for default or cure notice or show cause notice proposed or currently in effect, relating to any Government Contract to which Pulsar is a party, involving an amount exceeding $25,000.

     5.35 Cumulative Exceptions. The exceptions and qualifications to the
          ---------------------
representations and warranties of Pulsar in this Article 5 which are based upon such exceptions and qualifications not being "material" or being "in all material respects," or not having a Material Adverse Effect will not, individually or in the aggregate, have a Material Adverse Effect.

                     6.  REPRESENTATIONS AND WARRANTIES OF
                            THE PULSAR STOCKHOLDERS

     Each Pulsar Stockholder, severally and not jointly, represents and warrants to Litronic and the Litronic Stockholders that, except as expressly provided in the Pulsar Disclosure Schedule by specific reference to a Section of this Article 6:

     6.1  Title to the Pulsar Shares. All of the issued and outstanding shares
          --------------------------
of Pulsar Common Stock purported to be owned by such Pulsar Stockholder as set forth on the Pulsar Disclosure Schedule pursuant to Section 5.2 are owned by such Pulsar Stockholder free and clear of any Liens whatsoever, and such Pulsar Shares are not bound by or subject to any proxy, agreement, voting trust or other restriction regarding the voting thereof.

     6.2  Authority. Such Pulsar Stockholder has full power, authority and
          ---------
capacity to execute and deliver this Agreement and to consummate those transactions contemplated hereby which pertain to him or her, and no other action is necessary by such Pulsar Stockholder to consummate such transactions. This Agreement has been duly and validly executed and delivered by such Pulsar Stockholder and constitutes a legal, valid and binding obligation of such Pulsar Stockholder enforceable against him or her in accordance with its terms, except as enforcement may be limited by Equitable Principles.

     6.3  No Conflicts. The execution, delivery and performance of this
          ------------
Agreement by such Pulsar Stockholder does not and will not (i) conflict with, result in a breach of, constitute a default (or an event that might, with the passage of time or the giving of notice or both, constitute a default) under, give rise to any right to terminate, cancel or accelerate, give rise to any loss of benefit under, or result in the creation of any Lien under, any of the material terms, conditions, or provisions of any indenture, mortgage, loan, or credit agreement or any other agreement or instrument to which such Pulsar Stockholder is a party or by which him or her or his or her assets may be bound or affected; (ii) violate or constitute a material breach of any decision, judgment, or order of any court or arbitration board or of any governmental department, commission, board, agency, or instrumentality, domestic or foreign, by which such Pulsar Stockholder is bound or to which he or she is subject; or
(iii) violate any applicable law, rule or regulation to which such Pulsar Stockholder or any of his or her property is bound.

     6.4  Investment Representations.
          --------------------------

     (a) Such Pulsar Stockholder has been informed and understands that the Parent Common Stock he or she will receive in the Acquisition has not been registered under the Securities Act, and, therefore, that such shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Pulsar Stockholder acknowledges that, except as provided in the Registration Rights Agreement, Parent is under no obligation to register under the Securities Act any sale of such Parent Common Stock by him or her, or to comply with any provisions which would entitle his or her sale to any such exemption from registration. Such Pulsar Stockholder is fully familiar with Rule 144 promulgated under the Securities Act.

     (b) Such Pulsar Stockholder is acquiring Parent Common Stock in the Acquisition for his or her own account with no view to any distribution thereof in violation of the Securities Act. Such Pulsar Stockholder has had the opportunity to discuss Parent's business, management and financial affairs with Parent's management. Such Pulsar Stockholder has such knowledge and experience in financial matters that he or she is capable of evaluating the merits and risks of its investment in the Parent Common Stock. The financial condition of such Pulsar Stockholder is such that he or she is able to bear all economic risks of investment in the Parent Common Stock, including the risks of holding the Parent Common Stock for an indefinite period of time. Such Pulsar Stockholder is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act.

                  7.  REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to Litronic, the Litronic Stockholders, Pulsar and the Pulsar Stockholders as follows:

     7.1  Organization and Authority.  Parent is a corporation duly organized,
          --------------------------
validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to (i) carry on its business as currently conducted by it and (ii) own, lease and operate its properties. Parent is duly qualified or licensed and in good standing as a foreign corporation, and has at all times when legally required been so qualified or licensed and in good standing, in those states in which a failure to be so qualified or licensed would, in the aggregate, have a Material Adverse Effect on the business of Parent or the nature of the business conducted by it. Parent has full power and authority to execute and deliver this Agreement and each other agreement and instrument to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated hereby and perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent and the performance of Parent's obligations hereunder have been duly and validly authorized by all corporate actions including a unanimous vote of the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions so contemplated or to perform Parent's obligations hereunder. This Agreement has been duly and validly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent enforceable against it in accordance with its terms, except as enforcement may be limited by Equitable Principles. True and complete copies of the Certificate of Incorporation of Parent and all amendments thereof, and of the Bylaws, as amended to date, have heretofore been forwarded to Litronic and Pulsar. Parent's minute books contain complete and accurate records of all meetings of the Parent Stockholders and Board of Directors or written consents in lieu thereof.

     7.2  Capitalization; No Subsidiaries.  Parent has authorized capital
          -------------------------------
consisting of 25,000,000 shares of Common Stock, par value $.01 per share, and 5,000,0000 shares of undesignated Preferred Stock, par value $.01 per share. As of the date hereof, there are 100 issued and outstanding shares of Parent Common Stock which are held by Kris Shah. Immediately prior to the Reorganization Closing, the Parent Common Stock issued and outstanding shall consist solely of the foregoing number. All of the shares of outstanding Parent Common Stock are duly authorized, validly issued, fully paid and non-assessable and are owned of record and beneficially by Kris Shah. Kris Shah has good and marketable title to all of the issued and outstanding shares of Parent's capital stock, free and clear of any Liens. At the Reorganization Closing, the Litronic Stockholders will acquire the Parent Common Stock issued to them in the Reorganization free and clear of any and all Liens. At the Acquisition Closing, the Pulsar Stockholders will acquire the Parent Common Stock issued to them in the Acquisition free and clear of any Liens. Parent has no authorized class of capital stock other than the Common Stock and Preferred Stock. Parent does not own any shares of capital stock or other securities of, or any other interest in, nor does it control, directly or indirectly, of record or beneficially, any other corporation, association, joint venture, partnership, or other business organization.

                                 8.  COVENANTS

     8.1  Conduct of Business of Litronic and Pulsar.
          ------------------------------------------

     (a) Except as contemplated by this Agreement, during the period from the date of this Agreement to the Acquisition Closing, Litronic and Pulsar will each conduct their respective operations only in the ordinary and usual course of business and consistent with past practice and will use all commercially reasonable efforts to preserve intact their respective present business organizations, keep available the services of their respective present officers and employees, and preserve their respective relationships with customers, suppliers, contractors, and others having business dealings with each of them to the end that its goodwill and on-going business shall not be impaired at the Acquisition Closing. Litronic and Pulsar shall each collect its receivables and pay its trade payables in the ordinary course of business consistent with past practice.

     (b) Without limiting the generality of Section 8.1(a) and except as otherwise expressly provided in this Agreement, before the Acquisition Closing, Litronic and Pulsar will each comply with all laws applicable to the conduct of their respective businesses and continue in effect their present insurance coverage and, except with the prior written consent of the other, will not (i) issue, sell, or pledge, or authorize or propose the issuance, sale, or pledge of
(A) any shares of capital stock of any class, or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, excepting only pursuant to the exercise or conversion of options and other instruments or securities outstanding on the date hereof and disclosed on the Litronic Disclosure Schedule and the Pulsar Disclosure Schedule which exercise or conversion and which issuance are in accordance with the terms of such instruments or securities as in effect on the date hereof, or (B) any other securities in respect of, in lieu of, or in substitution for, Litronic Shares outstanding on the date hereof; (ii) purchase or otherwise acquire, or propose to purchase or otherwise acquire, any shares of capital stock; (iii) declare or pay any dividend or distribution on any shares of its capital stock; (iv) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle or an agreement with respect to, any change in its capitalization, merger, consolidation or business combination, any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities, or any entry into a material contract or any release or relinquishment of any material contract rights, not in the ordinary course of business; (v) propose or adopt any amendments to its Articles or Certificate of Incorporation or Bylaws; (vi) incur, assume, or prepay any long-term debt or, except in the ordinary course of business under existing lines of credit, incur or assume any short term debt; (vii) make any loans, advances, or capital contributions to, or investments in, any other person, other than travel or other advances to employees consistent with past practice; (viii) assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently, or otherwise) for the obligations of any other person, except to endorse checks for collection or deposit in the ordinary course of business; or
(ix) agree in writing or otherwise to take any of the foregoing actions or any action that would make any representation or warranty in this Agreement untrue or incorrect as of the date hereof or as of the Acquisition Closing, as if made as of such time.

     8.2  No Solicitation. Neither Litronic nor Pulsar shall, nor shall they
          ---------------
permit any of their officers, directors, employees, agents, or representatives (including, without limitation, investment bankers, attorneys and accountants), directly or indirectly to (a) initiate, contract with, solicit or encourage any inquiries or proposals by, or (b) enter into any discussions or negotiations with, or disclose directly or indirectly any information concerning its business and properties to, or afford any access to its properties, books, and records to, any corporation, partnership, person, or other entity or group in connection with any acquisition proposal regarding a sale of Litronic's or Pulsar's capital stock or a merger, consolidation, sale of all or a substantial portion of the assets or any similar transaction that is material to Litronic or Pulsar ("Acquisition Proposal"). Litronic and Pulsar will each notify the other within three business days of receipt if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any such information is requested with respect to an Acquisition Proposal or potential Acquisition Proposal or if any Acquisition Proposal is received or indicated to be forthcoming. Such notice shall state all substantive terms and conditions of any Acquisition Proposal and the identity of the person making the Acquisition Proposal or seeking to initiate discussions or negotiations or requesting information.

     8.3  Access to Information.
          ---------------------

     (a) Between the date hereof and the Acquisition Closing, Pulsar, on the one hand, and Litronic, on the other hand, may, directly and through their Representatives, make such investigation of the other and its business and assets as each deems necessary or advisable (the entity and/or its representatives making such investigation being the "Investigating Party"), but such investigation shall not affect any of the representations and warranties contained herein or in any instrument or document delivered pursuant hereto.

     (b) From the date of this Agreement, Litronic will give Pulsar and the Underwriter and their respective Representatives full access, at reasonable times and with reasonable notice, to the offices and other facilities and to the books, contracts, commitments and records of Litronic, will permit Pulsar and the Underwriter and their respective Representatives to make such inspections as they may reasonably require, and will cause its Representatives to furnish Pulsar and the Underwriter and their respective Representatives with such financial and operating data and other information with respect to the business, operations, assets, liabilities and prospects of Litronic as Pulsar and the Underwriter and their respective Representatives may from time to time reasonably request. From the date of this Agreement, Pulsar will give Litronic full access, at reasonable times, to the offices and other facilities and to the books, contracts, commitments and records of Pulsar and, to the extent in the possession or control of Pulsar, will permit Litronic and its Representatives to make such inspections as they may reasonably require, and will cause its Representatives to furnish Litronic and its Representatives with such financial and operating data and other information with respect to the business, operations, assets, liabilities and prospects of Pulsar, as Litronic and its Representatives may from time to time reasonably request.

     (c) Pulsar, on the one hand, and Parent and Litronic, on the other hand, will, and will cause their respective employees, agents, stockholders, directors, officers, attorneys, accountants and other advisors (including the Underwriter and its employees and agents) (collectively, "Representatives") to, hold in strict confidence all Confidential Information and will not disclose the same to any Person. If this Agreement is terminated, each party having received or created any documents containing Confidential Information (including documents received or created by its Representatives), will promptly return to the other party or destroy (or cause to be returned or destroyed) all documents (including all copies thereof) so received or created containing such Confidential Information. For purposes hereof, "Confidential Information" means all information of any kind (oral and written) concerning Litronic or Pulsar, respectively, including, but not limited to, information relating to, identity and description of goods and services used, purchasing, costs, pricing, sources, technology, research, test procedures and results, customers and prospects, marketing, and selling and servicing, except information (i) ascertainable or obtained from public or published information, (ii) received from a third party not known to Pulsar or its Representatives, or to Litronic or its Representatives, as applicable, to be under an obligation to Litronic or Pulsar, as applicable, to keep such information confidential,
(iii) that is or becomes known to the public (other than through a breach of this Agreement), (iv) that was in the receiving party's possession before disclosure thereof to it in connection with this Agreement, or (v) that is independently developed by Pulsar or by Litronic (including their respective Representatives), as applicable. After the Acquisition Closing, Pulsar, the Litronic Stockholders and the Pulsar Stockholders agree not to, at any time, directly or indirectly, use, communicate, disclose or disseminate any Confidential Information in any manner whatsoever, except such disclosures which are necessary to comply with their duties as officers of Parent. Notwithstanding the foregoing, any party may disclose the Confidential Information as required by legal process, applicable law or in connection with regulatory filings; provided, that if any party or any of its Representatives is requested or required by legal process (whether by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes) by any person to disclose any Confidential Information supplied to it in the course of its dealings, it is agreed that such party will (i) provide the other parties with prompt notice of such request(s) and the documents requested so that the other parties may seek an appropriate protective order or waive compliance with the provisions of this Section 8.3(c), and (ii) consult with the other parties as to the advisability of taking legally available steps to resist or narrow such request, and not oppose any action by the other parties to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Information.

     8.4  Reasonable Best Efforts; Stockholders Approval.
          ----------------------------------------------

     (a) Subject to the terms and conditions hereof, each party to this Agreement agrees to fully cooperate in all reasonable respects with the others and the others' Representatives in connection with any steps required to be taken as part of its obligations under this Agreement and in connection with the IPO. Each of Litronic and Pulsar agrees that it will use its reasonable best efforts to cause all conditions to its obligations under this Agreement to be satisfied as promptly as possible, including, but not limited to, using all reasonable efforts to obtain all required consents, waivers, amendments, modifications, approvals, authorizations, novations and licenses, and will not undertake a course of action inconsistent with this Agreement or which would make any of its representations, warranties, agreements or covenants in this Agreement untrue in any material respect or any conditions precedent to its obligations under this Agreement unable to be satisfied at or prior to the Reorganization Closing or Acquisition Closing, as applicable.

     (b) Without limiting the foregoing, the Litronic Stockholders and the Pulsar Stockholders shall execute and deliver a written consent in lieu of such special meeting unanimously approving this Agreement.

     8.5  Consents. Each of Pulsar and Litronic will use reasonable efforts to
          --------
obtain as promptly as practicable such consents of third parties to agreements that would otherwise be violated by any provisions hereof and to make such filings with governmental authorities as are necessary to consummate the transactions contemplated by this Agreement. The parties will cooperate to immediately determine whether any filings are requested pursuant to the Hart-Scott-Rodino Act. If filings are required, the parties shall cooperate with each other and file as soon as practicable. If the

Acquisition occurs, Parent shall be responsible for the filing fees; otherwise Pulsar and Litronic shall each be responsible for one-half of the filing fees.

     8.6  Public Announcements. Except as provided in the immediately following
          --------------------
sentence, all public announcements, notices or other communications regarding this Agreement and the transactions contemplated hereby to third parties other than the parties hereto and their respective Representatives shall require the prior approval of Pulsar and Litronic. Notwithstanding the foregoing, neither the filing of the Registration Statement (or any other document filed with any public official in connection with the IPO), nor the distribution of the Prospectus (whether in preliminary or final form), nor any selling activity conducted by Parent or the Underwriter in connection with the IPO, including without limitation those conducted as part of the so-called "road show", shall be construed to be public announcements, notices or other communications requiring the prior approval of Litronic and Pulsar.

     8.7  Notification of Certain Matters. Each of the parties (the "Notifying
          -------------------------------
Party") shall give prompt notice to the other parties of (i) the occurrence or non-occurrence of any event that would be likely to cause any representation or warranty of the Notifying Party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Acquisition Closing and
(ii) any material failure of the Notifying Party to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder. Without limiting the foregoing, from time to time prior to the Closing Litronic will promptly supplement or amend the Litronic Disclosure Schedule and Pulsar will promptly supplement or amend the Pulsar Disclosure Schedule, in each case both to correct any inaccuracy in, respectively, the Litronic Disclosure Schedule or the Pulsar Disclosure Schedule when delivered and to reflect any development which, if existing at the date of this Agreement, would have been required to be set forth in the applicable party's Disclosure Schedule or which has rendered inaccurate the information contained in such Disclosure Schedule (each notice furnishing such information being called, as applicable a "Litronic Disclosure Supplement" or a "Pulsar Disclosure Supplement"). Approximately six business days prior to the Acquisition Closing, Litronic will deliver to Pulsar a final Litronic Disclosure Supplement and Pulsar will deliver to Litronic a final Pulsar Disclosure Supplement consisting of a complete update of, respectively, the Litronic Disclosure Schedule or the Pulsar Disclosure Schedule as though all representations and warranties contained in Article 3 hereof and Article 5 hereof were to be made as of the date of the Acquisition Closing. In addition, Litronic and Pulsar shall promptly notify each other in writing if at any time prior to a closing in connection with the IPO it obtains knowledge of any facts relating to Litronic or Pulsar or their officers, directors or stockholders that might make it necessary or appropriate to amend or supplement the Prospectus in order to make the statements contained therein not misleading or comply with applicable law. The delivery of any Litronic Disclosure Supplement, any Pulsar Disclosure Supplement or other notice pursuant to this Section 8.7 shall not render correct any representation or warranty that was incorrect when made or limit or otherwise affect the remedies available hereunder to the party receiving such Litronic Disclosure Supplement, Pulsar Disclosure Supplement or notice.

     8.8  Covenants of the Litronic Stockholders. The Litronic Stockholders, as
          --------------------------------------
applicable, hereby covenant and agree with Pulsar and the Pulsar Stockholders that they shall:

     (a) take no action which Litronic may not take pursuant to Section 8.2;

     (b) take action and refrain from action to the extent required of Litronic pursuant to Section 8.4;

     (c) vote, or cause to be voted, all of their Litronic Shares for the approval of each aspect of this Agreement (including the Reorganization) requiring the approval of the stockholders of Litronic, and against the approval of any other agreement providing for a merger, consolidation, sale of assets or other business combination of Litronic with any person or entity other than the Companies;

     (d) cause Litronic to provide to Pulsar the notifications required of Litronic under Section 8.7;

     (e) execute and deliver at the Reorganization Closing the Employment Contracts;

     (f) subject to the other terms of this Agreement, (i) use all commercially reasonable efforts to take whatever action may be reasonably necessary or desirable to effect, perform or confirm of record or otherwise in Parent full right, title and interest in and to the business, properties and assets now conducted or owned by Litronic, free and clear of all Liens (excepting only Liens reflected on the Litronic Balance Sheet or otherwise disclosed on the Litronic Disclosure Schedule) or to collect, realize upon, gain possession of or otherwise acquire full right, title and interest in and to such business, properties and assets and (ii) use their reasonable best efforts to take whatever action may be reasonably necessary or desirable carry out the intent and purposes of the transactions contemplated hereby and to permit Parent to undertake and complete the IPO;

     (g) notify Parent and Pulsar in writing if at any time prior to a closing in connection with the IPO they obtain actual knowledge of any facts relating to Litronic or its officers, directors or stockholders that might make it necessary or appropriate to amend or supplement the Prospectus used in the registration statement filed in connection with the IPO in order to make the statements contained therein not misleading or comply with applicable law (with the delivery of any notice pursuant to this Section 8.8(g) not limiting or otherwise affecting the remedies available hereunder to the party receiving such notice);

     (h) execute and deliver such other instruments and take such other actions as may be reasonably required by Parent or the Underwriter in order to carry out the intent of this Agreement and to complete and close the IPO, subject to the other terms of this Agreement; and

     (i) satisfy (or cause to be satisfied) prior to the Reorganization Closing any indebtedness to Litronic owed by the Litronic Stockholders or by any Affiliate of the Litronic Stockholders.

     8.9  Covenants of the Pulsar Stockholders. The Pulsar Stockholders, as
          ------------------------------------
applicable, hereby covenant and agree with Litronic and the Litronic Stockholders that they shall:

     (a) take no action which Pulsar may not take pursuant to Section 8.2;

     (b) take action and refrain from action to the extent required of Pulsar pursuant to Section 8.4

     (c) vote, or cause to be voted, all of their shares of Pulsar Common Stock for the approval of each aspect of this Agreement (including the Acquisition) requiring the approval of the stockholders of Pulsar, and against the approval of any other agreement providing for a merger, consolidation, sale of assets or other business combination of Pulsar with any person or entity other than the Companies;

     (d) cause Pulsar to provide to Litronic the notifications required of Pulsar under Section 8.7;

     (e) with respect to William W. Davis, Sr., execute and deliver at the Acquisition Closing the Employment Contracts;

     (f) subject to the other terms of this Agreement, use their reasonable best efforts to take whatever action may be reasonably necessary or desirable carry out the intent and purposes of the transactions contemplated hereby and to permit Pulsar to undertake and complete the IPO;

     (g) notify Parent and Litronic in writing if at any time prior to a closing in connection with the IPO they shall obtain actual knowledge of any facts relating to Pulsar or its officers, directors or stockholders that might make it necessary or appropriate to amend or supplement the Prospectus used in the registration statement filed in connection with the IPO in order to make the statements contained therein not misleading or comply with applicable law (with the delivery of any notice pursuant to this Section 8.9(g) not limiting or otherwise affecting the remedies available hereunder to the party receiving such notice);

     (h) execute and deliver such other instruments and take such other actions as may be reasonably required by Litronic in order to carry out the intent of this Agreement and by Pulsar to complete and close the IPO, subject to the other terms of this Agreement;

     (i) satisfy (or cause to be satisfied) prior to the Acquisition Closing any indebtedness to Pulsar owed by the Pulsar Stockholders or by any Affiliate of the Pulsar Stockholders; and

     (j) with respect to Pulsar's indebtedness to IBM Global Finance Corporation which is guaranteed by the Pulsar Stockholders, William W. Davis, Sr. agrees (i) to use reasonable efforts after the Acquisition Closing to obtain the release of the guarantee of such indebtedness by Lillian Davis and (ii) to the extent IBM Global Finance Corporation is willing to release some, but not all, of the Pulsar Stockholders' guarantees, to require the release of all or as much as possible of the guarantee of Lillian Davis before releasing any of his guarantee.

     8.10 Tax Free Reorganization. From and after the Reorganization Closing,
          -----------------------
neither Pulsar nor Litronic shall take or suffer to be taken any action which will cause either of the Reorganization or the Acquisition not to qualify as a reorganization within the meaning of Section 368 of the Code, which shall be tax-free except to the extent of cash paid in lieu of fractional shares.

     8.11 Monthly Financial Information. Within thirty days after the end of
          -----------------------------
each month ending after the date of this Agreement and prior to the Acquisition Closing, Litronic and Pulsar will each furnish to each other internally prepared financial statements comparable to its Financial Statements prepared in a manner consistent with its Financial Statements and certified by the chief financial officer of Litronic and Pulsar.

     8.12 Employment Contracts. At the Acquisition Closing, William W. Davis,
          --------------------
Sr. and Kris Shah shall enter into the Employment Contracts with Parent, in the form of Exhibit 8.12.

     8.13 Covenants of Parent. Subject to the consummation of the Reorganization
          -------------------
and the Acquisition, Parent hereby covenants and agrees with Litronic and the Litronic Stockholders and Pulsar and the Pulsar Stockholders as follows:

     (a) If, prior to the Acquisition Closing, any Litronic Stockholder or any Pulsar Stockholder gives written notice to Parent of a statement contained in the Registration Statement that, in such Stockholder's opinion, is false or misleading, or that the Registration Statement omits to state a fact necessary to make the statements contained therein not false or misleading, and if Parent fails to amend the Registration Statement to address such statement or omission to the reasonable satisfaction of such Stockholder, then Parent hereby agrees to indemnify such Stockholder against any loss or damage (including reasonable attorneys' fees) suffered by such Stockholder as a consequence of any claim brought against such Stockholder by any third party on the basis of the statement or omission of which such Stockholder gave notice.

     (b) Parent will use all commercially reasonable efforts to obtain the release, at or immediately following the Acquisition Closing, of all Litronic Guarantees. Parent covenants that it will either (i) take steps to ensure, to the Litronic Stockholders' reasonable satisfaction, that each such loan and similar credit obligation guaranteed by the Litronic Stockholders will be satisfied and permanently discharged as of the Acquisition Closing or (ii) obtain and deliver to the Litronic Stockholders at or before the Reorganization Closing the written assurance from the guaranteed party with respect to each such loan and similar credit obligation guaranteed by the Litronic Stockholders to the effect that, upon or as of the Acquisition Closing, the Litronic Stockholders will be released from the applicable Litronic Guarantee. Parent further covenants that it will indemnify the Litronic Stockholders against any loss (including reasonable attorneys' fees) in connection with any Litronic Guarantees that have been so disclosed and, if applicable, reflected.

     (c) After completion of the IPO, Parent shall use its best efforts to continue the quotation of the Parent Common Stock on the Nasdaq National Market.

     (d) Parent agrees with respect to continuing employees of Litronic and Pulsar to recognize all vacation time accrued through the Acquisition Closing under the vacation policies of Litronic and Pulsar as of the Acquisition Closing, and to implement health, retirement and other benefit plans with benefits comparable or superior to those currently in place at Litronic and Pulsar.

     (e) At or prior to the Acquisition Closing, Parent shall take or cause to be taken all necessary action such that, at the Acquisition Closing and concurrent with the effectiveness of the

Amended Charter, the Board of Directors of Parent shall be comprised of five (5) members. The first class of directors shall serve until the annual meeting of stockholders held in 2000 and shall initially consist of two members, one of whom shall be identified by Litronic and one of whom shall be identified by Pulsar prior to the Reorganization Closing, who shall be elected to the Board of Directors immediately after the Acquisition Closing. The second class of directors shall serve until the annual meeting of stockholders held in 2001 and shall initially consist of Anthony Giraudo, who shall be elected to the Board of Directors immediately after the Acquisition Closing. The third class of directors shall serve until the annual meeting of stockholders held in 2002 and shall initially consist of William W. Davis, Sr. and Kris Shah, who shall be elected to the Board of Directors immediately after the Acquisition Closing. All subsequent terms of each class of directors after such class first stands for re-election shall expire at the third succeeding annual meeting of stockholders after their election. At or prior to the Acquisition Closing, the Companies shall take or cause to be taken all necessary action such that, at the Acquisition Closing, the officers of Parent shall be as set forth on Exhibit 8.13(e), and each such person shall hold office until his or her respective successor is duly elected or appointed and qualified.

     (f) Prior to the Acquisition Closing, Parent shall take or cause to be taken all necessary action to adopt the Parent 1999 Stock Option Plan in substantially the form of Exhibit 8.13(f).

     (g) Parent will cause a Form S-8 registration statement ("Form S-8") to be filed under the Securities Act with respect to the Parent Common Stock issuable upon exercise of the Assumed Options within 90 days of the first anniversary of the Acquisition Closing and will use its best efforts to maintain the effectiveness and current status of the Form S-8 for so long as any such Assumed Options remain outstanding; provided that (i) any Assumed Options held by any member of the immediate family of Kris Shah (other than A. R. Shah) or any officer, director or stockholder of Parent as of the Acquisition Closing shall be subject to the terms of applicable lock-up agreements with the Underwriter and (ii) no more than 100,000 shares of Parent Common Stock in the aggregate may be sold pursuant to the Form S-8 prior to the second anniversary of the Acquisition Closing. With respect to those individuals, if any, who subsequent to the Acquisition Closing will become subject to the reporting requirements under Section 16(a) of the Exchange Act, Parent shall administer those individuals' Assumed Options in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

     (h) Parent will use all commercially reasonable efforts to ensure, to the reasonable satisfaction of Lillian Davis, that (i) the indebtedness of Pulsar to Wilmington Trust Company which is guaranteed by Lillian Davis will be satisfied and permanently discharged within 90 days of the Acquisition Closing, or, in lieu thereof, (ii) Lillian Davis will be released from such guarantee within such 90-day period.

     8.14  Cooperation. Each of the parties hereto hereby agrees to fully
           -----------
cooperate with the other parties hereto in preparing and filing any notices, applications, reports and other instruments and documents which are required by, or which are desirable in the reasonable opinion of any of the parties hereto, or their respective legal counsel, in respect of, any statute, rule, regulation or order of any governmental or administrative body in connection with the transactions contemplated by this Agreement.

               9.  CONDITIONS TO CONSUMMATION OF THE ACQUISITION

     9.1  Conditions to the Obligations of Pulsar and the Pulsar Stockholders
          -------------------------------------------------------------------
 with respect to the Acquisition. The respective obligations of Pulsar and the
 -------------------------------
Pulsar Stockholders to consummate the Acquisition are subject to the satisfaction at the Acquisition Closing, or waiver by Pulsar in writing, in whole or in part, of each of the following conditions:

     (a) The IPO shall have been completed at the same time.

     (b) Each of the representations, warranties, agreements and covenants of Parent, Litronic and the Litronic Stockholders (giving effect to the Litronic Disclosure Schedule) shall be true and correct as of, and shall not have been violated in any respect at, the Acquisition Closing as though made on and as of the Acquisition Closing, except for (i) representations, warranties, agreements and covenants which make reference to a specific date (including the date of this Agreement), which need only be true and correct as of the specified date, and (ii) failures of representations or warranties to be true and correct as of the Acquisition Closing solely on account of matters arising between the date hereof and the Acquisition Closing in the ordinary course of Litronic's business, if and to the extent such matters are consistent with past practice of Litronic and do not create a Material Adverse Effect with respect to Litronic, either singly or in the aggregate; Parent, Litronic and the Litronic Stockholders shall, on or before the Acquisition Closing, have performed all of their respective obligations under this Agreement which by the terms hereof are to be performed on or before the Acquisition Closing; and there shall have been delivered to Pulsar a certificate signed by the President of Litronic on behalf of and in the name of Litronic and by the Litronic Stockholders dated as of the date of the Acquisition Closing to the foregoing effect (except with respect to the representations, warranties and agreements of Parent).

     (c) The Pulsar Stockholders, the Litronic Stockholders and Parent shall have entered into the Registration Rights Agreement.

     (d) No action, claim, suit, inquiry, investigation or proceeding by or before any court or other governmental body shall have been instituted by any governmental body or other Person or threatened in writing by any governmental body which seeks to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which would have a Material Adverse Effect on the right of Pulsar to consummate the Acquisition.

     (e) Pulsar shall have received the opinion dated the date of the Acquisition Closing and in form and substance reasonably satisfactory to Pulsar and its counsel of Rutan & Tucker, LLP, counsel to Litronic, substantially to the effect set forth on Exhibit 9.2(e) (subject to qualifications and assumptions customary in transactions such as the Acquisition), which opinion provides that it may be relied upon by the Underwriter.

     (f) All proceedings taken by Litronic and all instruments executed and delivered by Litronic prior to the date of the Acquisition Closing in connection with the transactions herein contemplated shall be satisfactory in form and substance to counsel for Pulsar acting reasonably.

     (g) No statute, rule or regulation shall have been enacted or promulgated which makes illegal or prohibits consummation of the transactions contemplated hereby or which would have a Material Adverse Effect on the ability of Pulsar to conduct the business of Litronic as presently conducted by Litronic.

     (h) Kris Shah and William W. Davis, Sr. shall have executed and delivered to Parent the Employment Contracts.

     (i) Litronic shall have delivered to Pulsar a certificate of its Secretary certifying as to requisite corporate or other action authorizing the transactions contemplated by this Agreement, the incumbency of officers and directors, and the status of record ownership of the Litronic Shares.

     (j) Parent and Litronic shall have delivered to Pulsar such other certificates, documents and consents as Pulsar and its counsel shall reasonably require.

     (k) The Acquisition shall have been consummated on or prior to May 1, 1999 or such later date as the parties shall agree by a written instrument signed by all of them.

     (l) Except as otherwise provided by this Agreement, there shall not have occurred after the date hereof, in the reasonable judgment of Pulsar, any Material Adverse Effect on Litronic.

     (m) Except as otherwise set forth in this Agreement including the Litronic Disclosure Schedule, all necessary consents, waivers, approvals, licenses and authorizations by third parties shall have been received.

     (n) Parent shall have adopted and filed the Amended Charter with the Secretary of State of the State of Delaware.

     (o) The quotation of the Parent Common Stock on the Nasdaq National Market, including the shares of Parent Common Stock issuable pursuant to the Reorganization and the Acquisition and upon exercise of all Assumed Options, shall have been authorized subject to completion of the IPO.

       9.2     Conditions to the Obligations of Parent with respect to the
               -----------------------------------------------------------
Acquisition .The obligations of Parent to consummate the Acquisition are subject
------------
to the satisfaction at the Acquisition Closing, or waiver by Parent in writing, in whole or in part, of each of the following conditions:

     (a) The IPO shall have been completed at the same time.

     (b) Each of the representations, warranties and agreements of Pulsar and the Pulsar Stockholders (giving effect to the Pulsar Disclosure Schedule) shall be true and correct as of, and shall not have been violated in any respect at, the Acquisition Closing (without giving effect to the Acquisition) as though made on and as of the Acquisition Closing except for (i) representations and warranties and agreements which make reference to a specific date (including the date of this Agreement), which need only be true and correct as of the specified date, and (ii) failures of representations or warranties to be true and correct as of the Acquisition Closing solely on account of matters arising between the date hereof and the Acquisition Closing in the ordinary course of Pulsar's business, if and to the extent such matters are consistent with past practice of Pulsar and do not create a Material Adverse Effect with respect to Pulsar, either singly or in the aggregate; Pulsar and the Pulsar Stockholders shall, on or before the Acquisition Closing, have performed all of their respective obligations under this Agreement which by the terms hereof are to be performed on or before the Acquisition Closing; and there shall have been delivered to Parent a certificate signed by the President of Pulsar on the behalf of and in the name of Pulsar and by the Pulsar Stockholders, dated as of the date of the Acquisition Closing to the foregoing effect.

    (c) The Pulsar Stockholders, the Litronic Stockholders and Parent shall have entered into the Registration Rights Agreement.

     (d) No action, claim, suit, inquiry, investigation or proceeding by or before any court or other governmental body shall have been instituted by any governmental body or other Person or threatened in writing by any governmental body which seeks to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which would have a Material Adverse Effect on the right of Parent to consummate the Acquisition.

     (e) Parent shall have received the opinion, dated the date of the Acquisition Closing and in form and substance satisfactory to Parent and its counsel, of Arent Fox Kintner Plotkin & Kahn, PLLC, substantially to the effect set forth on Exhibit 9.3(e) (subject to qualifications and assumptions customary in transactions such as the Acquisition).

     (f) All proceedings taken by Pulsar and all instruments executed and delivered by Pulsar prior to the date of the Acquisition Closing in connection with the transactions herein contemplated shall be satisfactory in form and substance to counsel for Parent, acting reasonably.

     (g) No statute, rule or regulation shall have been enacted or promulgated which makes illegal or prohibits consummation of the transactions contemplated hereby or which would have a Material Adverse Effect on the ability of Parent to conduct the business of Pulsar as presently conducted by Pulsar.

     (h) Kris Shah and William W. Davis, Sr., shall have executed and delivered to Parent the Employment Contracts.

     (i) Pulsar shall have delivered to Parent a certificate of its Secretary, certifying as to requisite corporate or other action authorizing the transactions contemplated by this Agreement, the incumbency of officers and directors, and the status of record ownership of its capital stock.

     (j) Kris Shah shall have been elected as chairman of the board, chief executive officer and a director of Parent as of immediately following the closing of the IPO.

     (k) Pulsar shall have delivered to Parent such other certificates, documents and consents (including the legal existence and good standing of Pulsar) as Parent and its counsel shall reasonably require.

     (l) The Acquisition shall have been consummated on or prior to May 1, 1999 or such later date as the parties shall agree by a written instrument signed by all of them.

     (m) Except as otherwise provided by this Agreement, there shall not have occurred after the date hereof, in the reasonable judgment of Parent, any Material Adverse Effect on Pulsar.

     (n) Except as otherwise set forth in this Agreement, including the Pulsar Disclosure Schedule, all necessary consents, waivers, approvals, licenses and authorizations by third parties shall have been received.

     (o) Parent shall have adopted and filed the Amended Charter with the Secretary of State of the State of Delaware.

                              10.  INDEMNIFICATION

     10.1  Agreements to Indemnify.
           -----------------------

     (a) As used in this Article 10:

         (i) "Damages" means claims, damages, liabilities, losses, judgments, settlements and expenses, including, without limitation, all reasonable fees and disbursements of counsel incident to the investigation or defense of any claim or proceeding or threatened claim or proceeding, but shall not include claims fully covered by insurance, calculated taking into account the after tax benefit of any deductions arising out of such "Damages."

         (ii) "Litronic Indemnified Party" means Litronic prior to the Reorganization Closing and the former stockholders of Litronic collectively after the Reorganization Closing, "Pulsar Indemnified Party" means Pulsar prior to the Acquisition Closing and the former stockholders of Pulsar after the Acquisition Closing and "Parent Indemnified Party" means Parent.

         (iii) "Indemnified Party" means either of the Pulsar Indemnified Party, the Litronic Indemnified Party or the Parent Indemnified Party, as applicable under the circumstances.

     (b) On the terms and subject to the limitations set forth in this Agreement, Litronic, prior to the Reorganization Closing, and the Litronic Stockholders, after the Reorganization Closing, shall indemnify, defend and hold the Pulsar Indemnified Party and the Parent Indemnified Party harmless from, against and in respect of any and all Damages incurred by any Pulsar Indemnified Party or any Parent Indemnified Party arising from or in connection with any actual or alleged breach of any representation, warranty, covenant or agreement made by Litronic or by the Litronic Stockholders in this Agreement or in any Exhibit, Schedule, certificate or other document delivered or to be delivered at the Reorganization Closing or the Acquisition Closing by or on behalf of Litronic or the Litronic Stockholders pursuant to the terms of this Agreement or otherwise referred to or incorporated in this Agreement; provided, however, that
(i) this provision shall not be construed to provide to the Pulsar Indemnified Party or the Parent Indemnified Party any indemnification with respect to the Registration Statement and the information contained therein, or with respect to any failure of the IPO to be consummated, and (ii) each Litronic Stockholder shall be severally, and not jointly, liable hereunder with respect to any actual or alleged breach of any representation in Article 4.

     (c) On the terms and subject to the limitations set forth in this Agreement, Pulsar, prior to the Acquisition Closing, and the Pulsar Stockholders, after the Acquisition Closing, shall indemnify, defend and hold the Litronic Indemnified Party and the Parent Indemnified Party harmless from, against and in respect of any and all Damages incurred by any Litronic Indemnified Party or any Parent Indemnified Party arising from or in connection with any actual or alleged breach of any representation, warranty, covenant or agreement made by Pulsar or the Pulsar Stockholders in this Agreement or in any Exhibit, Schedule, certificate or other document delivered or to be delivered at the Reorganization Closing or the Acquisition Closing by or on behalf of Pulsar or the Pulsar Stockholders pursuant to the terms of this Agreement or otherwise referred to or incorporated in this Agreement; provided, however, that (i) this provision shall not be construed to provide to the Litronic Indemnified Party or the Parent Indemnified Party any indemnification with respect to the Registration Statement and the information contained therein, or with respect to any failure of the IPO to be consummated, and (ii) each Pulsar Stockholder shall be severally, and not jointly, liable hereunder with respect to any actual or alleged breach of any representation in Article 6.

     (d) On the terms and subject to the limitations set forth in this Agreement, Parent shall indemnify, defend and hold the Litronic Indemnified Party and the Pulsar Indemnified Party harmless from, against and in respect of any and all Damages incurred by any Litronic Indemnified Party or any Pulsar Indemnified Party arising from or in connection with any actual or alleged breach of any representation, warranty, covenant or agreement made by Parent in this Agreement or in any Exhibit, Schedule, certificate or other document delivered or to be delivered at the Reorganization Closing or the Acquisition Closing by or on behalf of Parent pursuant to the terms of this Agreement or otherwise referred to or incorporated in this Agreement; provided, however, that this provision shall not be construed to provide to the Litronic Indemnified Party or the Pulsar Indemnified Party any indemnification with respect to the Registration Statement and the information contained therein, or with respect to any failure of the IPO to be consummated.

     (e) Subject to Section 10.2, Litronic's and the Litronic Stockholders' representations and warranties set forth in Article 3, the Litronic Stockholders' representations and warranties set forth in Article 4, Pulsar's and the Pulsar Stockholders' representations and warranties set forth in Article 5, the Pulsar Stockholders' representations and warranties set forth in Article 6 and Parent's representations and warranties set forth in Article 7, shall, for purposes of this Article 10, be deemed to have survived the Acquisition Closing and the other transactions contemplated hereby notwithstanding any contrary terms of this Agreement, and whenever such representations, warranties, covenants and agreements are referred to in this Article 10, the text of the same as set forth in the aforesaid Articles shall be deemed to be set forth in their entirety herein, and the same are hereby incorporated herein by such references. Each representation, warranty, covenant and agreement of Litronic and the Litronic Stockholders shall be deemed to have been relied upon by the Pulsar Indemnified Party and the Parent Indemnified Party, and each representation, warranty, covenant and agreement of Pulsar and the Pulsar Stockholders shall be deemed to have been relied upon by the Litronic Indemnified Party and the Parent Indemnified Party, notwithstanding any investigation or inspection made by or on behalf of any Pulsar Indemnified Party or any Litronic Indemnified Party or any Parent Indemnified Party, as applicable, and shall not be affected in any respect of any such investigation or inspection. No waiver of a closing condition by a Pulsar Indemnified Party or a Litronic Indemnified Party shall be deemed to relieve a party that is otherwise obligated to provide indemnification of its obligations pursuant to this Section 10.1 on account of the matters that were the subject of such waiver.

     10.6  Limitations on Indemnity Obligations. The indemnity obligations of
           ------------------------------------
Litronic or the Litronic Stockholders, as applicable (in either case, the "Litronic Indemnifying Party"), or Pulsar or the Pulsar Stockholders, as applicable (the "Pulsar Indemnifying Party") (both the Litronic Indemnifying Party and the Pulsar Indemnifying Party being called generically the "Indemnifying Party"), under this Agreement shall be subject to the following limitations:

     (a) The indemnity obligations of the Indemnifying Party shall expire on the second anniversary of the Acquisition Closing (the "Cut-off Date"); provided, however, that such obligations with respect to (i) the representations and warranties contained in Sections 3.1, 3.2, 3.9, 4.1, 4.2, 5.1, 5.2, 5.10, 6.1
and 6.2 of this Agreement shall continue forever without limitation, and (ii) the representations and warranties regarding Taxes, which are contained in
Section 3.15 and Section 5.16, shall remain in effect until all claims for Taxes due by or on account of Litronic or Pulsar, respectively, for any period up to and including the Acquisition Closing have been settled and any statute of limitations period with respect to such Taxes has expired; and provided further that the indemnity obligations of the Indemnifying Party for Damages timely asserted by an Indemnified Party before the expiration of the applicable indemnity period, if any, in the manner provided in this Agreement shall continue until such Damages are finally resolved and discharged.

     (b) Subject to the maximum aggregate amounts provided elsewhere in this
Section 10.2(b) with respect to the Litronic Stockholders' or the Pulsar Stockholders' indemnity obligations, with respect to any Damages for which the Litronic Stockholders or the Pulsar Stockholders are liable pursuant to Section 10.1, the Litronic Stockholders or the Pulsar Stockholders shall be liable solely for a fraction of each dollar of Damages suffered equal to the fraction derived by dividing the number of shares of Litronic Common Stock or shares of Pulsar Common Stock held by the particular Litronic Stockholders or Pulsar Stockholders, as the case may be, as of the date hereof by the total number of shares of Litronic Common Stock or shares of Pulsar Common Stock outstanding on a fully diluted basis as of the date hereof. The aggregate indemnity obligations of such stockholders for any Damages shall not in any event exceed an amount equal to the product of the total number of shares of Parent Common Stock to which such stockholder becomes entitled pursuant to Section 2.1 or 2.2, multiplied by the IPO Price. The indemnity obligations may be satisfied by delivery of (a) cash or other immediately available funds or (b) shares of Parent Common Stock, valued at the IPO Price.

     (c) An Indemnified Party shall be entitled to indemnification only if the aggregate and collective Damages incurred or suffered by it exceeds $100,000, in which event it shall be entitled to indemnification of the full amount of such Damages.

     (d) Notwithstanding the preambles to, respectively, Article 3 and Article 5, the contractual liability of the Litronic Stockholders and the Pulsar Stockholders for any breach of the representations and warranties contained in, respectively, Article 3 and Article 5 shall be limited to such stockholder's liability provided in this Article 10.

     10.3  Notice of Third Party Claims. An Indemnified Party shall promptly
           ----------------------------
notify the Indemnifying Party in writing of any matter asserted by a third person that might give rise to any indemnity obligation of the Indemnifying Party hereunder (a "Third Party Claim"), specifying in reasonable detail the nature thereof and indicating the amount (if known, or estimated if necessary) of the Damages that have been or may be sustained by the Indemnified Party. Failure of any Indemnified Party to promptly give such notice shall not relieve the Indemnifying Party of its obligation to indemnify under this Article 10, but as a result of any such failure, the Indemnified Party shall be liable to the Indemnifying Party for, and only for, the amount of actual damages caused by such failure, which amount shall be an offset against the amount of Damages for which the Indemnifying Party is liable hereunder. Together with or following such notice, the Indemnified Party shall deliver to the Indemnifying Party copies of all notices and documents received by the Indemnified Party relating to the Third Party Claim (including court papers).

     10.4  Defense and Settlement of Third Party Claims. The Indemnifying Party
           --------------------------------------------
shall have the right (without prejudice to the right of any Indemnified Party to participate at its or his own expense through counsel of its or his own choosing) to defend against any Third Party Claim at its or his expense and through counsel of its own choosing and to control such defense if the Indemnifying Party gives written notice of its intention to do so within 15 business days of its or his receipt of notice of the Third Party Claim. The Indemnified Party shall cooperate fully in all reasonable respects in the defense of such Third Party Claim and shall make available to the Indemnifying Party or its counsel all pertinent information under their control relating thereto. The Indemnified Party shall have the right to elect to settle any Third Party Claim; provided, however, the Indemnifying Party shall not have any indemnification obligation with respect to any monetary payment to any third party required by such settlement unless the Indemnifying Party shall have consented thereto. The Indemnifying Party shall have the right to elect to settle any Third Party Claim subject to the consent of the Indemnified Party; provided, however, that if the Indemnified Party fails to give such consent within 15 business days of being requested to do so, the Indemnified Party shall, at its expense, assume the defense of such Third Party Claim and regardless of the outcome of such matter, the Indemnifying Party's liability hereunder shall be limited to the amount of any such proposed settlement. The foregoing provisions notwithstanding, in no event (a) may an Indemnifying Party adjust, compromise or settle any Third Party Claim unless such adjustment, compromise or settlement unconditionally releases the Indemnified Party from all liability, (b) may an Indemnifying Party adjust, compromise or settle any Third Party Claim if such adjustment, compromise or settlement affects the absolute and sole right of Parent to own or use any of Litronic's or Pulsar's assets or
(c) may an Indemnifying Party defend any Third Party Claim which, if adversely determined, would materially impair the financial condition, business or prospects of Parent.

     10.5  Notice of Other Claims. If any Indemnified Party incurs any Damages
           ----------------------
that does not involve a Third Party Claim, the Indemnified Party shall deliver a notice of such Damages with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the Damages described in such notice or fails to notify the Indemnified Party within 30 days after delivery of such notice by the Indemnified Party whether the Indemnifying Party disputes the Damages described in such notice, the Damages in the amount specified in the Indemnified Party's notice will be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. Failure of any Indemnified Party to promptly give such notice shall not relieve the Indemnifying Party of its or his obligation to indemnify under this Article 10, but as a result of any such failure, the Indemnified Party shall be liable to the Indemnifying Party for, and only for, the amount of the actual damages caused by such failure, which amount shall be an offset against the amount of Damages for which the Indemnifying Party is liable hereunder.

                      11.  TERMINATION; AMENDMENTS; WAIVER

     11.1  Termination. This Agreement may be terminated at any time prior to
           -----------
the Acquisition Closing, notwithstanding approval thereof by the stockholders of the Companies:

     (a) by mutual consent of the stockholders of the Companies and their Boards of Directors;

     (b) by any party, in its sole discretion, if the Reorganization, Acquisition and the IPO have not been consummated on or before May 1, 1999, unless the failure of the Reorganization, Acquisition and IPO to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

     (c) by Litronic or the Litronic Stockholders if there has been a misrepresentation or breach on the part of Pulsar or the Pulsar Stockholders in the representations, warranties, covenants or obligations of Pulsar or the Pulsar Stockholders set forth herein, provided that in the case of a breach of any such covenant or obligation, such breach has not been cured within ten business days after Litronic has notified Pulsar or the Pulsar Stockholder in question of such breach;

     (d) by Pulsar or the Pulsar Stockholders if there has been a misrepresentation or breach on the part of Litronic or the Litronic Stockholders in the representations, warranties, covenants and obligations of Litronic and the Litronic Stockholders set forth herein, provided that in the case of a breach of any such covenant or obligation, such breach has not been cured within ten business days after Pulsar has notified Litronic or the Litronic Stockholder in question of such breach; or

     (e) by any party if any court shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting either of the Reorganization or the Acquisition and such order, decree, ruling or other action shall have become final and non-appealable.

     The power of termination provided for by this Section 11.1 may be exercised for Pulsar or Litronic only by their respective Boards of Directors in their sole discretion, and will be effective only after written notice thereof, signed on behalf of the party for which it is given by its Chairman of the Board, President or other duly authorized officer, shall have been given to the other. If this Agreement is terminated in accordance with this Section 11.1, the Acquisition shall be abandoned without further action by Pulsar or Litronic.

     11.2  Effect of Termination. In the event of termination of this Agreement
           ---------------------
by any party as provided in Section 11.1, this Agreement shall forthwith become void and have no effect, and none of the Companies, nor any of their officers, directors or stockholders shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except
(a) Section 13.7 shall survive any termination of this Agreement and (b) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved of or released from any liabilities or damages arising out of its breach of any provision of this Agreement.

     11.3  Amendment. This Agreement may not be amended except by an instrument
           ---------
in writing signed on behalf of each of the parties hereto.

     11.4  Extension; Waiver. At any time prior to the Acquisition Closing  the
           -----------------
parties hereto, by action taken or authorized (in the case of the Companies) by their respective Boards of Directors, may, to the extent legally allowed, subject to Section 10.3, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                            12.  DISPUTE RESOLUTION

     Except for matters with respect to which injunctive relief is sought, all claims, disputes and other matters in controversy (a "dispute") arising directly or indirectly out of or related to this Agreement, or the breach thereof, whether contractual or noncontractual, and whether during the term or after the termination of this Agreement, shall be resolved exclusively according to the procedures set forth in this Article 12.

     12.1   Mediation. Neither party shall commence an arbitration proceeding
            ---------
pursuant to the provisions of Section 12.2 unless that party first gives a written notice (a "Dispute Notice") to the other party setting forth the nature of the dispute. The parties shall attempt in good faith to resolve the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association ("AAA") in effect on the date of the Dispute Notice. If the parties cannot agree on the selection of a mediator within 20 days after delivery of the Dispute Notice, the mediator will be selected by the AAA. If the dispute has not been resolved by mediation as provided above within 60 days after delivery of the Dispute Notice, then the dispute shall be determined by arbitration in accordance with the provisions of Section 12.2.

     12.2  Arbitration.  Any dispute that is not settled through mediation as
           -----------
provided in Section 12.1 above shall be resolved by arbitration in Orange County, California, governed by the Federal Arbitration Act, 9 U.S.C. (S) 1 et seq, and administered by the American Arbitration Association under its Commercial Arbitration Rules in effect on the date of the Dispute Notice, as modified by the provisions of this Section 12.2, by a single arbitrator. Each party shall be entitled to strike on a peremptory basis, for any reason or no reason, any or all of the names of potential arbitrators on the list submitted to the parties by the AAA as being qualified in accordance with the criteria established by the AAA. If the parties cannot agree on a mutually acceptable single arbitrator from the one or more lists submitted by the AAA, the AAA shall designate three persons who, in its opinion, meet the criteria established by the AAA, which designees may include persons named on any list previously submitted by the AAA. Each party shall be entitled to strike one of such three designees on a peremptory basis, indicating its order of preference with respect to the remaining designees, and the selection of the arbitrator shall be made from among such designee(s) which have not been so stricken by either party in accordance with their indicated order of mutual preference to the extent possible. The arbitrator shall base the award on applicable law and judicial precedent and, unless both parties agree otherwise, shall include in such award the findings of fact and conclusions of law upon which the award is based. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     12.3  Costs and Attorneys' Fees. If any party fails to proceed with
           -------------------------
mediation or arbitration as provided herein or unsuccessfully seeks to stay such mediation or arbitration, or fails to comply with any arbitration award, or is unsuccessful in vacating or modifying the award pursuant to a petition or application for judicial review, the other parties shall be entitled to be awarded costs, including reasonable attorneys' fees, paid or incurred by such other parties in successfully compelling such arbitration or defending against the attempt to stay, vacate or modify such arbitration award and/or successfully defending or enforcing the award.

     12.4  Tolling Statute of Limitations. All applicable statutes of
           ------------------------------
limitations and defenses based upon the passage of time shall be tolled while the procedures specified in this Article 12 are pending. The parties will take such action, if any, required to effectuate such tolling.

                                13.  MISCELLANEOUS

     13.1  Entire Agreement; Assignment. This Agreement (a) constitutes, with
           ----------------------------
the Litronic Disclosure Schedule, the Pulsar Disclosure Schedule, the other Schedules and the Exhibits hereto, the entire agreement among the parties with respect to the subject matter hereto and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

     13.2  Validity. The invalidity or unenforceability of any provision of this
           --------
Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

     13.3  Notices. All notices, requests, claims, demands and other
           -------
communications hereunder shall be in writing and shall be deemed to have been duly given or made when delivered in person or by electronic facsimile transmission, cable, telegram, or telex, or when mailed by registered or certified mail (postage prepaid, return receipt requested) or delivered to a courier of national reputation to the respective parties as follows:

          If to Parent, to it at:

          Kris Shah
          2030 Main Street, Suite 1250
          Irvine, California 92614

          with a copy to:

          Arent Fox Kintner Plotkin & Kahn, PLLC
          1050 Connecticut Avenue, NW
          Washington, DC  20036-5339
          Attention: Gerald P. McCartin, Esq.
          Facsimile:  (202) 857-6395

          If to Pulsar or the Pulsar Stockholders, to them at:

          William W. Davis, Sr.
          4390 Parliament Place, Suite R
          Lanham, Maryland 20706

          Lillian Davis
          3309 Shortridge Lane
          Mitchellville, Maryland 20721

          with a copy to:

          Christopher Locke, Esq.
          371 Fairhill Lane
          Elkton, Maryland 21921
          Facsimile:  (302) 369-4026

          If to Litronic or the Litronic Stockholders, to them at:

          Kris Shah
          2030 Main Street, Suite 1250
          Irvine, California  92614
          with a copy to:

          Rutan & Tucker, LLP
          611 Anton Boulevard, 14/th/ Floor
          Costa Mesa, California  92626-1998
          Attention:  Gregg Amber, Esq.
          Facsimile: (714) 546-9035

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof). Receipts of notice shall be deemed to have occurred upon receipt of confirmation if notice is by fax or upon passage of three days if notice is by mail.

     13.4  Governing Law. This Agreement and all rights of the parties arising
           -------------
in connection with the transactions contemplated hereby (including the negotiation hereof, and whether or not such transactions shall be consummated) shall be governed by and construed in accordance with the internal laws of State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     13.5  Descriptive Headings. The descriptive headings herein are inserted
           --------------------
for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     13.6  Counterparts. This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement. Copies (photostatic, facsimile or otherwise) of signatures to this Agreement shall be deemed to be originals and may be relied upon to the same extent as originals, and delivery of a duly executed signature page to this Agreement shall be deemed to be delivery of this Agreement in its entirety.

     13.7  Expenses. All costs and expenses incurred in connection with the
           --------
transactions contemplated by this Agreement shall be paid by the party incurring such expenses, except that, notwithstanding the foregoing, (a) the fees of Arent Fox Kintner Plotkin & Kahn, PLLC relating to the Reorganization, the Acquisition and IPO, (b) the fees of KPMG Peat Marwick LLP relating to the preparation of the pro forma financial statements needed for the completion of the Reorganization, Acquisition and IPO and the representation of Pulsar in the IPO registration process, and (c) the fees incurred by Parent as the registrant in the registration statement relating to the IPO, including, but limited to, printer, registration and filing, and "Blue Sky" fees, shall be payable by Litronic and Pulsar at the rate of 64.0776% and 35.9224%, respectively. Notwithstanding the foregoing and Section 13.8, if the IPO is completed, all of the fees and expenses referred to in this Section 13.7 shall be paid by Parent.

     13.8  Broker Fees. Pulsar and Litronic shall each be responsible for any
           -----------
advisory, brokers' or finders' fees charged by its advisors, except for any fees due to Financial Advisor pursuant to the Financial Advisor IPO engagement letter and those certain engagement letters dated as of the date hereof between Financial Advisor and each of Pulsar and Litronic relating to Financial Advisor's role as exclusive financial advisor for the Reorganization and Acquisition, which fees shall be payable by the parties in accordance with the terms of such engagement letters. Each party will indemnify and hold harmless the other from any claim for advisory, brokers' or finders' fees by any person or entity other than the Financial Advisor engaged or claiming to be engaged by the indemnifying party.

     13.9  Parties in Interest. This Agreement shall be binding upon and inure
           -------------------
solely to the benefit of each party hereto. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     13.10 Interpretation. The parties acknowledge and agree that each party
           --------------
and its counsel reviewed and negotiated the terms and provisions of this Agreement and has contributed to its revision and that the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement.

     13.11 Schedules. All references in this Agreement to Schedules shall
           ---------
mean the Schedules identified in this Agreement, which are incorporated into this Agreement and shall be deemed a part of the representations and warranties to which they relate. To the extent a disclosure has been made by Pulsar, the Pulsar Stockholders, Litronic or the Litronic Stockholders on any Schedule, it shall be in writing, shall indicate the Section pursuant to which it is being delivered, and shall be initialed by the delivering party. For purposes of this Agreement, information which is necessary to make a given Schedule complete and accurate, but is omitted therefrom, shall nevertheless be deemed to be contained therein if it is contained on any other Schedule; but only if such information appears on such other Schedule in such form and detail that it is responsive to the requirements of such given Schedule.

     13.12 No Assignment. This Agreement shall not be assigned by operation
           -------------
of law or otherwise, and any assignment shall be null and void.

     13.13 Severability. If any term or other provision of this Agreement is
           ------------
invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.



               [Remainder of page intentionally blank]

     IN WITNESS WHEREOF, each of the parties has caused this Stock Acquisition Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                         LITRONIC INC.


                         By:_____________________________
                            Kris Shah, Chief Executive Officer


                         PULSAR DATA SYSTEMS, INC.


                         By:__________________________
                            William W. Davis, Sr., President

                         _____________________________
                         William W. Davis, Individually

                         ______________________________
                         Lillian A. Davis, Individually


                         LITRONIC INDUSTRIES, INC.


                         By:_____________________________
                            Kris Shah, President


                         KRIS SHAH AND GERALDINE M. SHAH LIVING
                         TRUST DATED OCTOBER 9, 1997


                         By:______________________________
                            Kris Shah, Trustee

                         By:______________________________
                            Geraldine M. Shah, Trustee

                    [Signatures continued on the following page]

                         RAMESH R. SHAH AND PATRICIA L. SHAH LIVING
                         TRUST DATED MARCH 22, 1982 AS AMENDED ON
                         OCTOBER 14, 1997


                         By:___________________________________
                            Ramesh R. Shah, Trustee

                         By:____________________________________
                            Patricia L. Shah, Trustee


                         SHAH LIVING TRUST DATED NOVEMBER 14, 1995


                         By:_______________________________________
                            Dilip R. Shah, Trustee

                         By:_______________________________________
                            Shila D. Shah, Trustee


                         LEENA SHAH TRUST DATED OCTOBER 16, 1997


                         By:__________________________
                            Kris Shah, Trustee


                         CHANDRA L. SHAH TRUST DATED OCTOBER 9, 1997


                         By:__________________________
                            Kris Shah, Trustee

                           REORGANIZATION AGREEMENT

                                 by and among

                                 LITRONIC INC.

                                      AND

                 KRIS SHAH AND GERALDINE M. SHAH, AS TRUSTEES
               RAMESH R. SHAH AND PATRICIA L. SHAH, AS TRUSTEES
                 DILIP R. SHAH AND SHILA D. SHAH, AS TRUSTEES
                             KRIS SHAH, AS TRUSTEE
                             KRIS SHAH, AS TRUSTEE

                           REORGANIZATION AGREEMENT


     This Reorganization Agreement (this "Agreement") dated as of February 9, 1999, is by and among Litronic Inc., a Delaware corporation ("Parent"), and Kris Shah and Geraldine M. Shah, as Trustees of the Kris Shah and Geraldine M. Shah Living Trust dated October 9, 1997, Ramesh R. Shah and Patricia L. Shah, as Trustees of the Ramesh R. Shah and Patricia L. Shah Living Trust dated March 22, 1982 as amended on October 14, 1997, Dilip R. Shah and Shila D. Shah, as Trustees of the Shah Living Trust dated November 14, 1995, Kris Shah as Trustee of the Leena Shah Trust dated October 16, 1997 and Kris Shah, as Trustee of the Chandra L. Shah Trust dated October 9, 1997 (each of the foregoing trustees in their capacity as trustee, the same constituting all of the stockholders of Litronic Industries, Inc., a California corporation ("Litronic"), being collectively referred to as the "Litronic Stockholders").

     This Agreement contemplates that, concurrent with the effectiveness of the Registration Statement (as defined below), the Litronic Stockholders will exchange all of their shares of Litronic common stock for shares of Parent common stock, as a result of which Litronic will become a wholly owned subsidiary of Parent (the "Reorganization"). Concurrent with the execution of this Agreement, Parent, Litronic and the Litronic Stockholders are entering into a Stock Acquisition Agreement with Pulsar Data Systems, Inc., a Delaware corporation ("Pulsar"), and Pulsar's stockholders, pursuant to which Pulsar's stockholders, concurrent with the closing of the IPO (as defined below), will exchange all of their shares of Pulsar common stock for shares of Parent common stock, as a result of which Pulsar will become a wholly owned subsidiary of Parent (the "Acquisition").

     Accordingly, the parties hereto, in consideration of the mutual representations, warranties and covenants contained herein, agree as follows:

                            1. CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the respective meanings set forth below:

     1.1  "Acquisition" has the meaning given to it in the recitals.

     1.2  "Assumed Options" has the meaning given to it in Section 2.4.

     1.3  "Closing" has the meaning given to it in Section 2.1.

     1.4  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     1.5 "IPO" means the initial underwritten public offering of shares of Parent Common Stock at not less than the Pre-IPO Valuation and generating at least $30 million in gross proceeds to Parent.

     1.6 "IPO Price" means the price at which shares of Parent Common Stock are sold to the public in the IPO.

     1.7  "ISO" has the meaning given to it in Section 2.4.

     1.8  "Exchange Ratio" has the meaning given to it in Section 2.1.

     1.9  "Financial Advisor" means Bluestone Capital Partners L.P.

     1.10 "Fraction" means that fraction which has one as its numerator and which has, as its denominator, the number of Litronic Shares outstanding immediately prior to the Closing.

     1.11 "Litronic Option" means an option to purchase Litronic Shares, whether or not vested or exercisable as of the applicable time as set forth in Exhibit 1.11.

     1.12 "Litronic Share" means a share of the Common Stock, no par value, of Litronic, and "Litronic Shares" means all such shares.

     1.13 "Litronic Stockholders" has the meaning given to it in the recitals.

     1.14 "Parent Common Stock" means the shares of common stock, par value $.01 per share, of Parent.

     1.15 "Pre-IPO Valuation" means a valuation for Parent after and taking into account the Reorganization and the Acquisition based on a total market capitalization of Parent following the Reorganization and the Acquisition (assuming no exercise of the Assumed Options), but not including the IPO, of not less than $60,406,310, with the IPO generating gross proceeds of not less than $30 million, as adjusted pursuant to Section 2.2.

     1.16 "Registration Statement" means the registration statement on Form S-1 to be filed with the Securities and Exchange Commission in connection with the IPO.

                            2.  THE REORGANIZATION

    2.1     The Reorganization. At the Closing, which shall occur concurrently
            ------------------
with the effectiveness of the Registration Statement, upon the terms and subject to the conditions hereof, each of the Litronic Stockholders hereby agrees to deliver, and Parent agrees to accept delivery of, stock certificates, duly endorsed for transfer, representing all of the Litronic Shares owned by such Litronic Stockholder, for and against delivery of duly executed stock certificates representing shares of Parent Common Stock, as follows. Subject to
Section 2.2, each Litronic Share shall be exchanged for that number of shares of Parent Common Stock determined by multiplying the Fraction times the number obtained after dividing $38,706,930 by the IPO Price (the "Exchange Ratio"); provided that the number of shares of Parent Common Stock issuable pursuant to the foregoing clause to any Litronic Stockholder shall be reduced by the number of shares, if any, of Parent Common Stock held by such Stockholder immediately prior to the Closing. In lieu of any fractional shares, at the Closing there shall be paid to each holder of Litronic Shares who would otherwise be entitled to receive a fractional share of Parent Common Stock an amount of cash equal to the amount of such fraction times the IPO Price. The Closing will be held at the offices of Arent Fox Kintner Plotkin & Kahn, PLLC, 1050 Connecticut Avenue, N.W., Washington, D.C. 20036-5339 (or such other place as the parties may agree).

   2.2     Adjustment to Pre-IPO Valuation.  The aggregate value (based on the
           -------------------------------
IPO price per share of Parent Common Stock) of the Parent Common Stock exchanged for the Litronic Shares shall be equal to 64.0776% of the Pre-IPO Valuation. If the Financial Advisor in its sole discretion determines, based upon preliminary discussions with potential investors, that the Pre-IPO Valuation should be increased or decreased and gives written notice thereof to Litronic (such notice making specific reference to this Section 2.2), the Litronic Stockholders agree that the Pre-IPO Valuation shall be adjusted in accordance with the determination set forth in such notice; provided, however, that in no event shall the Litronic Stockholders be obligated to proceed with the Reorganization if the Pre-IPO Valuation, as so adjusted, is less than $58 million (assuming gross IPO proceeds of $30 million). If any adjustment to the Pre-IPO Valuation is made pursuant to this Section 2.2 after the Closing, Parent and the Litronic Stockholders agree that the number of shares of Parent Common Stock held by the Litronic Stockholders shall also be proportionately adjusted so that the Litronic Stockholders hold in the aggregate Parent Common Stock with an aggregate value (based on the IPO Price of Parent Common Stock) equal to 64.0776% of the adjusted Pre-IPO Valuation.

  2.3     Tax Consequences. It is intended that the Reorganization shall qualify
          ----------------
as a reorganization within the meaning of Section 368 of the Code, and that the Reorganization shall be tax-free, except to the extent of cash paid in lieu of fractional shares.

  2.4     Assumed Options.  At the Closing, the Litronic 1998 Stock Option Plan
          ---------------
(the "1998 Plan") and each of the Litronic Options (whether or not then exercisable or vested) issued thereunder will be assumed by Parent and, by virtue of the closing of the Reorganization and without any further action on the part of any holder, each of the Litronic Options shall be converted into an option (collectively, the "Assumed Options") to purchase that number of shares of Parent Common Stock determined by multiplying the number of Litronic Shares subject to the Litronic Option at the Closing by the Exchange Ratio, at an exercise price per share of Parent Common Stock equal to the exercise price per share of the Litronic Option immediately prior to the Closing divided by the Exchange Ratio and rounded up to the nearest whole cent. If the foregoing calculation results in an Assumed Option being exercisable for a fraction of a share of Parent Common Stock, then the number of shares of Parent Common Stock subject to that option will be rounded to the nearest whole number of shares (rounded down, in the case of Litronic Options that are "incentive stock options" under Section 422 of the Code). Parent shall issue, upon any partial or total exercise of Assumed Options in lieu of Litronic Shares the number of shares of Parent Common Stock to which the holder of the Assumed Option is entitled. Parent shall not grant any further options under the 1998 Plan, which shall terminate except with respect to the administration of the Assumed Options. Parent will reserve a sufficient number of shares of Parent Common Stock for issuance upon exercise of the Assumed Options. If any adjustment to the Pre-IPO Valuation is made pursuant to Section 2.2 after the Closing, Parent and the Litronic Stockholders agree that the number of shares of Parent Common Stock for which the Assumed Options shall be exercisable, and the per share exercise price with respect thereto as determined in accordance with the foregoing provisions, shall also be proportionately adjusted.

   2.5     Stock Legend.  Each stock certificate representing the Parent Common
           ------------
Stock issued in the Reorganization shall bear a legend in, or substantially in, the following form:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended to date, and may not be sold, pledged or otherwise transferred without an effective registration under said Act or unless Litronic Inc. shall have received an opinion satisfactory to Litronic Inc. of counsel satisfactory to Litronic Inc. that an exemption from registration under such Act is then available."

  2.6     Subsequent Actions. If, at any time after the Closing, Parent believes
          ------------------
or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in Parent its right, title or interest in, to or under any of the rights, properties or assets of Litronic to be acquired by Parent as a result of, or in connection with, the Reorganization or otherwise to carry out this Agreement, the officers and directors of Parent shall, at the sole cost and expense of Parent, be authorized to execute and deliver, in the name and on behalf of Parent, to carry out all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Parent, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Parent or otherwise to carry out this Agreement.

                         3.  TERMINATION; AMENDMENTS.

  3.1     Termination. This Agreement may be terminated at any time prior to the
          -----------
Closing:

  (a) by mutual consent of Parent and the Litronic Stockholders;

  (b) by any party, in its sole discretion, if the Registration Statement has not become effective by May 1, 1999; or

  (c) by any party if any court shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Reorganization and such order, decree, ruling or other action shall have become final and non-appealable.

   3.2     Effect of Termination. In the event of termination of this Agreement
           ---------------------
by any party as provided in Section 3.1, this Agreement shall forthwith become void and have no effect, and none of Parent, its officers, directors or stockholders or the Litronic Stockholders shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby.

   3.3     Amendment. This Agreement may not be amended except by an instrument
           ---------
in writing signed on behalf of each of the parties hereto.

                               4.  MISCELLANEOUS

     4.1  Entire Agreement; Assignment. This Agreement (a) constitutes the
          ----------------------------
entire agreement among the parties with respect to the subject matter hereto and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and
(b) shall not be assigned by operation of law or otherwise.

     4.2  Validity. The invalidity or unenforceability of any provision of this
          --------
Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

     4.3  Governing Law. This Agreement and all rights of the parties arising in
          -------------
connection with the transactions contemplated hereby (including the negotiation hereof, and whether or not such transactions shall be consummated) shall be governed by and construed in accordance with the internal laws of State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     4.4  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement. Copies (photostatic, facsimile or otherwise) of signatures to this Agreement shall be deemed to be originals and may be relied upon to the same extent as originals, and delivery of a duly executed signature page to this Agreement shall be deemed to be delivery of this Agreement in its entirety.

     4.5  Parties in Interest. This Agreement shall be binding upon and inure
          -------------------
solely to the benefit of each party hereto. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                    [Remainder of page intentionally blank]

     IN WITNESS WHEREOF, each of the parties has executed or caused this Reorganization Agreement to be executed on its behalf by its officers or other representative thereunto duly authorized, all as of the day and year first above written.

                         LITRONIC INC.


                         By:__________________________________
                            Kris Shah, Chief Executive Officer

                         KRIS SHAH AND GERALDINE M. SHAH LIVING
                         TRUST DATED OCTOBER 9, 1997


                         By: ______________________________
                             Kris Shah, Trustee

                         By: ______________________________
                             Geraldine M. Shah, Trustee


                         RAMESH R. SHAH AND PATRICIA L. SHAH LIVING
                         TRUST DATED MARCH 22, 1982 AS AMENDED ON
                         OCTOBER 14, 1997


                         By: ___________________________________
                             Ramesh R. Shah, Trustee

                         By: ____________________________________
                             Patricia L. Shah, Trustee

                         SHAH LIVING TRUST DATED NOVEMBER 14, 1995


                         By: _______________________________________
                             Dilip R. Shah, Trustee

                         By: _______________________________________
                             Shila D. Shah, Trustee

                   [Signatures continued on following page]

                         LEENA SHAH TRUST DATED OCTOBER 16, 1997


                         By: __________________________
                             Kris Shah, Trustee


                         CHANDRA L. SHAH TRUST DATED OCTOBER 9, 1997


                         By: __________________________
                             Kris Shah, Trustee